STEPHENS FUNDS®

Stephens Small Cap Growth Fund
Class A Shares - STSGX
Class I Shares - STSIX

Stephens Mid Cap Growth Fund
Class A Shares - STMGX
Class I Shares – SFMIX

Supplement dated June 30, 2011 to
Statement of Additional Information dated March 31, 2011

The table under the section entitled “The Funds’ Investment Advisor” on page B-33 of the Statement of Additional Information has been revised and now reads as follows:

The following indicates the beneficial ownership of each Portfolio Manager of each Fund as of November 30, 2010:

Name of Portfolio Manager	Dollar Range of Equity Securities in the each Fund (None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, Over $1,000,000)

	Stephens Small Cap Growth Fund	Stephens Mid Cap Growth Fund
Ryan Crane	$500,001 - $1,000,000	$500,001 - $1,000,000
John Thornton	$100,001 - $500,000	$100,001 - $500,000
Kelly Ranucci (1)	$100,001 - $500,000	$100,001 - $500,000
Sam Chase (1)	$100,001 - $500,000	$50,000 - $$100,000

(1) Kelly Ranucci and Sam Chase were named Co-Portfolio Managers of the Funds effective March 31, 2011.

Please retain this Supplement with the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION
March 31, 2011

Stephens Small Cap Growth Fund
Class A Shares - STSGX
Class I Shares - STSIX

Stephens Mid Cap Growth Fund
Class A Shares - STMGX
Class I Shares - SFMIX

111 Center Street
Little Rock, Arkansas 72201
(866) 735-7464

This Statement of Additional Information (“SAI”) is not a prospectus and it should be read in conjunction with the Class A shares Prospectus and the Class I shares Prospectus, both dated March 31, 2011, as may be revised, of the Stephens Small Cap Growth Fund and Stephens Mid Cap Growth Fund (each, a “Fund,” and collectively, the “Funds” or “Stephens Funds®”), advised by Stephens Investment Management Group, LLC (the “Advisor”), each a series of Professionally Managed Portfolios (the “Trust”).  A copy of each Prospectus is available by calling the number listed above.

The Funds’ most recent Annual Report to shareholders is a separate document supplied with this SAI.  The financial statements, accompanying notes and report of independent registered public accounting firm appearing in the Annual Report are incorporated into this SAI by reference to the Funds’ Annual Report dated November 30, 2010 as filed with the Securities and Exchange Commission (“SEC”).

TABLE OF CONTENTS

THE TRUST	3
INVESTMENT POLICIES	4
INVESTMENT RESTRICTIONS	17
PORTFOLIO TURNOVER	19
PORTFOLIO HOLDINGS INFORMATION	19
TRUSTEES AND EXECUTIVE OFFICERS	21
PROXY VOTING POLICIES AND PROCEDURES	28
THE FUNDS’ INVESTMENT ADVISOR	30
SERVICE PROVIDERS	33
EXECUTION OF PORTFOLIO TRANSACTIONS AND BROKERAGE	35
CAPITAL STOCK	37
12B-1 DISTRIBUTION AND SHAREHOLDER SERVICING PLAN	37
DETERMINATION OF SHARE PRICE	39
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION	40
DISTRIBUTIONS AND TAX INFORMATION	42
THE FUNDS’ PRINCIPAL UNDERWRITER AND DISTRIBUTOR	45
MARKETING AND SUPPORT PAYMENTS	45
FINANCIAL STATEMENTS	46
APPENDIX A	47
APPENDIX B	48

THE TRUST

The Trust is a Massachusetts business trust organized on February 24, 1987 and is registered with the SEC as an open-end management investment company.  Prior to May of 1991, the Trust was known as the Avondale Investment Trust.  The Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) permits the Trust’s Board of Trustees (the “Board”) to issue an unlimited number of full and fractional shares of beneficial interest, without par value, which may be issued in any number of series.  The Trust consists of various series that represent separate investment portfolios.  The Board may from time to time issue other series, the assets and liabilities of which will be separate and distinct from any other series.  This SAI relates only to the Stephens Funds®.

The shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable as partners for its obligations.  However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust.

The Declaration of Trust also provides for indemnification and reimbursement of expenses out of the Funds’ assets for any shareholder held personally liable for obligations of the Funds or the Trust.  The Declaration of Trust provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Funds or the Trust and satisfy any judgment thereon.  All such rights are limited to the assets of the Funds.  The Declaration of Trust further provides that the Trust may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its shareholders, trustees, officers, employees and agents to cover possible tort and other liabilities.  However, the activities of the Trust as an investment company would not likely give rise to liabilities in excess of the Trust’s total assets.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance exists and a Fund itself is unable to meet its obligations.

Class A Shares of the Stephens Small Cap Growth Fund commenced operations on December 1, 2005.  Class I Shares of the Stephens Small Cap Growth Fund commenced operations on August 31, 2006.

Class A Shares of the Stephens Mid Cap Growth Fund commenced operations on February 1, 2006.
Class I Shares of the Stephens Mid Cap Growth Fund commenced operations on August 31, 2006.

The Funds do not hold themselves out as related to any other series within the Trust for purposes of investment and investor services, nor do they share the same investment advisor with any other series of the Trust.  The Funds’ Prospectuses and this SAI are a part of the Trust’s Registration Statement filed with the SEC.  Copies of the Trust’s complete Registration Statement may be obtained from the SEC upon payment of the prescribed fee or may be accessed free of charge at the SEC’s website at www.sec.gov.

INVESTMENT POLICIES

Each Fund is diversified.  This means that as to 75% of a Fund’s total assets the Fund may not invest more than 5% of its total assets in the securities of a single issuer, or hold more than 10% of the outstanding voting securities of a single issuer.  Under applicable federal securities laws, the diversification of a mutual fund’s holdings is measured at the time the fund purchases a security.

The following information supplements the discussion of the Funds’ principal investment strategies as set forth in the Prospectuses.

Consistent with each Fund’s investment objective and strategies, each Fund may invest in the following types of investments, each of which is subject to certain risks, as discussed below.

Recent Regulatory Events.
The U.S. Government, the Federal Reserve, the Treasury, the SEC, the Federal Deposit Insurance Corporation and other governmental and regulatory bodies have recently taken or are considering taking actions to address the financial crisis.  These actions include, but are not limited to, the enactment by the United States Congress of the “Dodd-Frank Wall Street Reform and Consumer Protection Act”, which was signed into law on July 21, 2010 and imposes a new regulatory framework over the U.S. financial services industry and the consumer credit markets in general, and proposed regulations by the SEC.  Given the broad scope, sweeping nature, and relatively recent enactment of some of these regulatory measures, the potential impact they could have on securities held by the Funds is unknown.  There can be no assurance that these measures will not have an adverse effect on the value or marketability of securities held by the Funds.  Furthermore, no assurance can be made that the U.S. Government or any U.S. regulatory body (or other authority or regulatory body) will not continue to take further legislative or regulatory action in response to the economic crisis or otherwise, and the effect of such actions, if taken, cannot be known.

Equity Securities.
Common stocks, preferred stocks and convertible securities are examples of equity securities in which the Funds may invest.

All investments in equity securities are subject to market risks that may cause their prices to fluctuate over time.  Historically, the equity markets have moved in cycles and the value of the securities in the Funds’ portfolios may fluctuate substantially from day to day.  Owning an equity security can also subject the Funds to the risk that the issuer may discontinue paying dividends.

To the extent a Fund invests in the equity securities of small- and medium-sized companies, it will be exposed to the risks of small- and medium-sized companies.  Small- and medium-sized companies often have narrower markets for their goods and/or services and more limited managerial and financial resources than larger, more established companies.  Furthermore, those companies often have limited product lines, or services, markets, or financial resources, or are dependent on a small management group.  In addition, because these stocks may not be well-known to the investing public, do not have significant institutional ownership and are typically followed by fewer security analysts, there will normally be less publicly available information concerning these securities compared to what is available for the securities of larger companies.  Adverse publicity and investor perceptions, whether based on fundamental analysis, can decrease the value and liquidity of securities held by a Fund.  As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Fund’s portfolio.

In addition, the Funds may invest in companies that are unseasoned; that is, companies that have limited or unprofitable operating histories, limited financial resources, and inexperienced management.  In addition, small and unseasoned companies often face competition from larger or more established firms that have greater resources.  Securities of small and unseasoned companies are frequently traded in the over-the-counter market or on regional exchanges where low trading volumes may result in erratic or abrupt price movements.  To dispose of these securities, the Funds may need to sell them over an extended period or below the original purchase price.  Investments by the Funds in these small or unseasoned companies may also be regarded as speculative.

Common Stock.
Common stocks represent a proportionate share of the ownership of a company and its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets, and general market conditions.  In addition to the general risks set forth above, investments in common stocks are subject to the risk that in the event a company in which a Fund invests is liquidated, the holders of preferred stock and creditors of that company will be paid in full before any payments are made to the Fund as a holder of common stock.  It is possible that all assets of that company will be exhausted before any payments are made to a Fund.

Preferred Stock.
Preferred stocks are equity securities that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets.  A preferred stock is a blend of the characteristics of a bond and common stock.  It can offer the higher yield of a bond. Unlike common stock, a preferred stock’s participation in the issuer’s growth may be limited.  Although the dividend is set at a fixed annual rate, in some circumstances it can be changed or omitted by the issuer.

Convertible Securities.
Convertible securities (such as debt securities or preferred stock) may be converted into or exchanged for a prescribed amount of common stock of the same or different issuer within a particular period of time at a specified price or formula.  A convertible security entitles the holder to receive interest paid or accrued on debt or dividends paid on preferred stock until the convertible stock matures or is redeemed, converted or exchanged.  While no securities investment is without some risk, investments in convertible securities generally entail less risk than the issuer’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.  In addition to the general risk associated with equity securities discussed above, the market value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.  While convertible securities generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality, they do enable the investor to benefit from increases in the market price of the underlying common stock.

Other Investment Companies.

Each Fund may invest in the securities of other registered investment companies, including exchange-traded funds (“ETFs”), money market mutual funds and other mutual funds, subject to the limitations set forth in the Investment Company Act of 1940, as amended, (the “1940 Act”).  Investments in the securities of other investment companies will likely result in the duplication of advisory fees and certain other expenses.  By investing in another investment company, a Fund becomes a shareholder of that investment company.  As a result, Fund shareholders indirectly will bear the Fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses Fund shareholders directly bear in connection with the Fund’s own operations.  A Fund’s investments in money market mutual funds may be used for cash management purposes and to maintain liquidity in order to satisfy redemption requests or pay unanticipated expenses.

Section 12(d)(1)(A) generally prohibits a fund from purchasing (1) more than 3% of the total outstanding voting stock of another fund; (2) securities of another fund having an aggregate value in excess of 5% of the value of the acquiring fund; and (3) securities of the other fund and all other funds having an aggregate value in excess of 10% of the value of the total assets of the acquiring fund.  There are some exceptions, however, to these limitations pursuant to various rules promulgated by the SEC.

Exchange-Traded Funds.
Each Fund may also invest in shares of ETFs.  ETFs are investment companies which seek to replicate the performance, before fees and expenses, of an underlying index of securities.  An ETF is similar to a traditional mutual fund, but trades at different prices during the day on a security exchange like a stock.  Similar to investments in other investment companies discussed above, a Fund’s investments in ETFs will involve duplication of advisory fees and other expenses since the Fund will be investing in another investment company.  In addition, a Fund’s investment in ETFs is also subject to its limitations on investments in investment companies discussed above.  To the extent a Fund invests in ETFs which focus on a particular market segment or industry, the Fund will also be subject to the risks associated with investing in those sectors or industries.  The shares of the ETFs in which the Funds will invest will be listed on a national securities exchange and the Funds will purchase or sell these shares on the secondary market at their current market price, which may be more or less than their net asset value.
As a purchaser of ETF shares on the secondary market, the Funds will be subject to the market risk associated with owning any security whose value is based on market price.  ETF shares historically have tended to trade at or near their net asset value, but there is no guarantee that they will continue to do so.  Unlike traditional mutual funds, shares of an ETF may be purchased and redeemed directly from the ETFs only in large blocks (typically 50,000 shares or more) and only through participating organizations that have entered into contractual agreements with the ETF.  The Funds do not expect to enter into such agreements and therefore will not be able to purchase and redeem its ETF shares directly from the ETF.

Not all ETFs in which the Funds may invest will be invested exclusively in small or mid-cap companies.  In determining whether an ETF satisfies the 80% test, the Funds look to the average dollar weighted market capitalization of the ETF portfolio.  If the dollar-weighted average market cap of the ETF is under $2.5 billion, the Advisor considers the ETF to be a small-cap security.  If the dollar-weighted average market cap of the ETF is between $1.5 billion and $12.5 billion at the time of purchase, the Advisor considers the ETF to be a mid-cap security.

Fixed Income Securities.
Fixed-income securities include traditional debt securities issued by corporations, such as bonds and debentures and debt securities that are convertible into common stock and interests.  Fixed income securities that will be eligible for purchase by the Funds include investment grade corporate debt securities, those rated BBB or better by Standard & Poor’s® Ratings Group (“S&P®”) or Baa or better by Moody’s Investors Service©, Inc. (“Moody’s”) or their equivalent.  Securities rated BBB by S&P® are considered investment grade, but Moody’s considers securities rated Baa to have speculative characteristics.

High-yield debt securities generally offer a higher current yield than that available for higher-grade issues.  However, lower-rated securities involve higher risks, in that they are especially subject to adverse changes in general economic conditions and in the industries in which the issuers are engaged, to changes in the financial condition of the issuers and to price fluctuations in response to changes in interest rates.  During periods of economic downturn or rising interest rates, highly leveraged issuers may experience financial stress that could adversely affect their ability to make payments of interest and principal and increase the possibility of default.

The market for high-yield debt securities is generally thinner and less active than that for higher quality securities, which may limit a Fund’s ability to sell such securities at fair value in response to changes in the economy or financial markets.  Adverse publicity and investor perceptions, whether based on fundamental analysis, may also decrease the values and liquidity of lower-rated securities, especially in a thinly traded market.

Ratings of debt securities represent the rating agencies’ opinions regarding their quality, are not a guarantee of quality and may be reduced after a Fund has acquired the security.  If a security’s rating is reduced while it is held by a Fund, the Advisor will consider whether the Fund should continue to hold the security but is not required to dispose of it.  Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value.  Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer’s current financial conditions may be better or worse than the rating indicates.  The ratings for debt securities are described in Appendix A.

Fixed-income securities with longer maturities generally entail greater risk than those with shorter maturities.

Warrants.
Each Fund may invest a portion of its assets in warrants.  A warrant gives the holder a right to purchase at any time during a specified period a predetermined number of shares of common stock at a fixed price.  Unlike convertible debt securities or preferred stock, warrants do not pay a fixed coupon or dividend.  Investments in warrants involve certain risks, including the possible lack of a liquid market for resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach or have reasonable prospects of reaching a level at which the warrant can be prudently exercised (in which event the warrant may expire without being exercised, resulting in a loss of a Fund’s entire investment therein).

Foreign Investments and Currencies.
The Funds may invest in securities of foreign issuers that are not publicly traded in the United States.  The Funds may also invest in American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) and foreign securities traded on a national securities market, and purchase and sell foreign currency on a spot basis.

Investing in foreign securities involves certain risks not ordinarily associated with investments in securities of domestic issuers.  Foreign securities markets have, for the most part, substantially less volume than the U.S. markets and securities of many foreign companies are generally less liquid and their prices more volatile than securities of U.S. companies.  There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than in the U.S.  The rights of investors in certain foreign countries may be more limited than those of shareholders of U.S. issuers and a Fund may have greater difficulty taking appropriate legal action to enforce its rights in a foreign court than in a U.S. court.  Investing in foreign securities also involves risks associated with government, economic, monetary, and fiscal policies (such as the adoption of protectionist trade measures), possible foreign withholding taxes on dividends and interest payable to a Fund, possible taxes on trading profits, inflation, and interest rates, economic expansion or contraction, and global or regional political, economic or banking crises. Furthermore, there is the risk of possible seizure, nationalization or expropriation of the foreign issuer or foreign deposits and the possible adoption of foreign government restrictions such as exchange controls.  Also, foreign issuers are not necessarily subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic issuers and as a result, there may be less publicly available information on such foreign issuers than is available from a domestic issuer.

In addition, the Funds may invest in foreign securities of companies that are located in developing or emerging markets.  Investing in securities of issuers located in these markets may pose greater risks not typically associated with investing in more established markets such as increased risk of social, political and economic instability.  Emerging market countries typically have smaller securities markets than developed countries and therefore less liquidity and greater price volatility than more developed markets.  Securities traded in emerging markets may also be subject to risks associated with the lack of modern technology, poor infrastructures, the lack of capital base to expand business operations and the inexperience of financial intermediaries, custodians and transfer agents.  Emerging market countries are also more likely to impose restrictions on the repatriation of an investor’s assets and even where there is no outright restriction on repatriation, the mechanics of repatriations may delay or impede a Fund’s ability to obtain possession of its assets.  As a result, there may be an increased risk of price volatility associated with a Fund’s investments in emerging market countries, which may be magnified by currency fluctuations.

Dividends and interest payable on a Fund’s foreign securities may be subject to foreign withholding tax.  The Funds may also be subject to foreign taxes on its trading profits.  Some countries may also impose a transfer or stamp duty on certain securities transactions.  The imposition of these taxes will increase the cost to the Fund of investing in those countries that impose these taxes.  To the extent such taxes are not offset by credits or deductions available to shareholders in the Funds under U.S. tax law, they will reduce the net return to a Fund’s shareholders.

To the extent the Funds invest in securities denominated in foreign currencies, the Funds will be subject to the risk that a change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of a Fund’s assets denominated in that currency.  Investing in foreign denominated securities may also result in transaction costs incurred in connection with conversions between various currencies.  In addition, only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets and securities transactions undertaken in foreign markets may not be settled promptly, subjecting the Funds to the risk of fluctuating currency exchange rates pending settlement.

Real Estate Investment Trusts.
Each Fund may invest up to 5% of its net assets in shares of Real Estate Investment Trusts (“REITs”).  Recently the real estate industry has been subject to substantial declines in value and that has increased the risks of investing in REITs.  REITs are companies that develop, own or finance real estate.  Most specialize in commercial property like apartments, offices, malls, clinics and warehouses.  Some specialize in a city or region.  Some finance real estate transactions by making loans or buying mortgages.

REITs and real estate operating companies may be affected by changes in the value of their underlying properties or by defaults by their borrowers or tenants. Furthermore, these entities depend upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects.  In certain cases, the organizational documents of a REIT may grant the REIT’s sponsors the right to exercise control over the operations of the REIT even though the sponsor owns only a minority share; or a conflict of interest (for example, the desire to postpone certain taxable events) could influence a sponsor to not act in the best interests of the REIT’s shareholders.  The organizational documents of many REITs also contain various anti-takeover provisions that could have the effect of delaying or preventing a transaction or change in control of the REIT that might involve a premium price for the REIT’s shares or otherwise may not be in the best interests of the REIT’s shareholders.  REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, the performance of a REIT or a real estate operating company may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

Borrowing.
Each Fund may borrow money in amounts of up to one-third of its total assets (including the amount borrowed) from banks.  In addition, each Fund is authorized to borrow money from time to time for temporary, extraordinary or emergency purposes or for clearance of transactions in amounts not to exceed 15% of the value of its total assets at the time of such borrowings.  The use of borrowing by the Funds involves special risk considerations that may not be associated with other funds having similar objectives and policies.  Since substantially all of a Fund’s assets fluctuate in value, while the interest obligation resulting from a borrowing will be fixed by the terms of the Fund’s agreement with its lender, the net asset value per share of the Fund will tend to increase more when its portfolio securities increase in value and to decrease more when its portfolio assets decrease in value than would otherwise be the case if the Fund did not borrow funds.  In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds.  Under adverse market conditions, a Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.

Securities Lending.
Each Fund may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase the return on its portfolio.  The SEC currently requires that the following conditions must be met whenever a Fund’s portfolio securities are loaned:  (1) a Fund must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (3) a Fund must be able to terminate the loan at any time; (4) a Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities, and any increase in market value; (5) a Fund may pay only reasonable custodian fees approved by the Board in connection with the loan; (6) while voting rights on the loaned securities may pass to the borrower, the Board must terminate the loan and regain the right to vote the securities if a material event adversely affecting the investment occurs; and (7) a Fund may not loan its portfolio securities so that the value of the loaned securities is more than one-third of its total asset value, including collateral received from such loans.   These conditions may be subject to future modification.  Such loans will be terminable at any time upon specified notice.  A Fund might experience the risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with a Fund.  In addition, the Funds will not enter into any portfolio security lending arrangement having a duration of longer than one year.  The principal risk of portfolio lending is potential default or insolvency of the borrower.  In either of these cases, the Funds could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities.  In addition, all investments made with the collateral received are subject to the risks associated with such investments.  If such investments lose value, the Fund will have to cover the loss when repaying the collateral.

Any loans of portfolio securities are fully collateralized based on values that are marked-to-market daily.  Any securities that a Fund may receive as collateral will not become part of the Fund’s investment portfolio at the time of the loan and, in the event of a default by the borrower, the Fund will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Fund is permitted to invest.  During the time securities are on loan, the borrower will pay the Fund any accrued income on those securities, and the Fund may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral.

Options, Futures and Other Strategies.
Each Fund may invest in options on equities, debt and stock indices (collectively, “options”).  The Funds may also invest in futures contracts and options on futures contracts (collectively, “futures”).  The Funds may make these investments as a substitute for a comparable market position in the underlying security, to attempt to hedge or limit the exposure of a Fund’s position, to create a synthetic money market position for certain tax-related purposes and to effect closing transactions.  The Funds will not invest in futures for speculative purposes.

The use of futures and options (collectively, “Financial Instruments”) is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity Futures Trading Commission.  In addition, the Funds’ ability to use Financial Instruments will be limited by tax considerations.  See “Distributions and Tax Information.”  Pursuant to a claim for exemption filed with the National Futures Association on behalf of each Fund, each Fund is not deemed to be a commodity pool operator or a commodity pool under the Commodity Exchange Act and is not subject to registration or regulation as such under the Commodity Exchange Act.

In addition to the instruments, strategies and risks described below and in the Prospectuses, the Advisor may discover additional opportunities in connection with Financial Instruments and other similar or related techniques.  These new opportunities may become available as the Advisor develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed.  The Advisor may utilize these opportunities to the extent that they are consistent with the Funds’ investment objectives and permitted by the Funds’ investment limitations and applicable regulatory authorities.  The Prospectuses or this SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

The use of Financial Instruments involves special considerations and risks which include, but are not limited to, the following:

(1)           Successful use of most Financial Instruments depends upon the Advisor’s ability to predict movements of the overall securities markets, which requires different skills than predicting changes in the prices of individual securities.  The ordinary spreads between prices in the cash and futures markets, due to the differences in the natures of those markets, are subject to distortion.  Due to the possibility of distortion, a correct forecast of stock market trends by the Advisor may still not result in a successful transaction.  The Advisor may be incorrect in its expectations as to the extent of market movements or the time span within which the movements take place, which, thus, may result in the strategy being unsuccessful.

(2)           Options and futures prices can diverge from the prices of their underlying instruments.  Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument and the time remaining until expiration of the contract, which may not affect security prices the same way.  Imperfect or no correlation also may result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, and from imposition of daily price fluctuation limits or trading halts.

(3)           As described below, a Fund might be required to maintain assets as “cover,” maintain segregated accounts or make margin payments when it takes positions in Financial Instruments involving obligations to third parties (e.g., Financial Instruments other than purchased options).  If a Fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured.  These requirements might impair a Fund’s ability to sell a portfolio security or make an investment when it would otherwise be favorable to do so or require that the Fund sell a portfolio security at a disadvantageous time.  A Fund’s ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the “counter-party”) to enter into a transaction closing out the position.  Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a Fund.

The Funds will not enter into any transactions using Financial Instruments (except for purchased options) unless it owns either (1) an offsetting (“covered”) position in securities or other options or futures contracts or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above.  The Funds will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash or liquid assets in an account with its custodian in the prescribed amount as determined daily.

Assets used as cover or held in an account cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets.  As a result, the commitment of a large portion of a Fund’s assets to cover or accounts could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.

(4)           Losses may arise due to unanticipated market price movements, lack of a liquid secondary market for any particular instrument at a particular time or due to losses from premiums paid by a Fund on options transactions.

Options on Securities and Securities Indices.
The Funds normally will purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest or a positive change in the currency in which such securities are denominated.  The purchase of a call option would entitle a Fund, in return for the premium paid, to purchase specified securities or a specified amount of a foreign currency at a specified price during the option period.  The Funds normally will purchase put options in anticipation of a decrease in the market value of securities of the type in which it may invest or a negative change in the currency in which such securities are denominated.  The purchase of a put option would entitle a Fund, in return for the premium paid, to sell specified securities or a specified amount of a foreign currency at a specified price during the option period.

The Funds may purchase and sell options traded on U.S. and foreign exchanges.  Although the Funds will generally purchase only those options for which there appears to be an active secondary market, there can be no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time.  For some options, no secondary market on an exchange may exist.  In such event, it might not be possible to effect closing transactions in particular options, with the result that a Fund would have to exercise its options in order to realize any profit and would incur transaction costs upon the purchase or sale of the underlying securities.

Secondary markets on an exchange may not exist or may not be liquid for a variety of reasons including: (i) insufficient trading interest in certain options; (ii) restrictions on opening transactions or closing transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances which interrupt normal operations on an exchange; (v) inadequate facilities of an exchange or the Options Clearing Corporation to handle current trading volume at all times; or (vi) discontinuance in the future by one or more exchanges for economic or other reasons, of trading of options (or of a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The Funds may write (i.e., sell) covered put and call options on securities, securities indices and currencies in which it may invest.  A covered call option involves a Fund’s giving another party, in return for a premium, the right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract.  A covered call option serves as a partial hedge against a price decline of the underlying security.  However, by writing a covered call option, the Fund gives up the opportunity, while the option is in effect, to realize gain from any price increase (above the option exercise price) in the underlying security.  In addition, a Fund’s ability to sell the underlying security is limited while the option is in effect unless the Fund effects a closing purchase transaction.

The Funds may also write covered put options that give the holder of the option the right to sell the underlying security to a Fund at the stated exercise price.  The Funds will receive a premium for writing a put option, but will be obligated for as long as the option is outstanding to purchase the underlying security at a price that may be higher than the market value of that security at the time of exercise.  In order to “cover” put options it has written, a Fund will cause its custodian to segregate cash, cash equivalents, U.S. government securities or other liquid equity or debt securities with at least the value of the exercise price of the put options.

There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of the Options Clearing Corporation inadequate, and result in the institution by an exchange of special procedures that may interfere with the timely execution of a Fund’s option orders.

Futures and Options on Futures.
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security or currency at a specified future time at a specified price.  An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option.  Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (contracts traded on the same exchange, on the same underlying security or index, and with the same delivery month).  If an offsetting purchase price is less than the original sale price, a Fund realizes a capital gain; if it is more, the Fund realizes a capital loss.  Conversely, if an offsetting sale price is more than the original purchase price, a Fund realizes a capital gain; if it is less, the Fund realizes a capital loss.  The transaction costs must also be included in these calculations.  The Funds may use futures contracts and related options for bona fide hedging purposes, such as to offset changes in the value of securities held or expected to be acquired or be disposed of or to minimize fluctuations in foreign currencies.  The Funds will minimize the risk that it will be unable to close out a futures contract by only entering into futures contracts that are traded on national futures exchanges.

An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck.  No physical delivery of the securities comprising the index is made; generally contracts are closed out prior to their expiration date.

In order to avoid leveraging and related risks, when a Fund invests in futures contracts, the Fund will cover positions by depositing an amount of cash or liquid securities equal to the market value of the futures positions held, less margin deposits, in a segregated account and that amount will be marked-to-market on a daily basis.

There are risks associated with these activities, including the following:  (i) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or lack of correlation between the changes in market value of the securities held and the prices of futures and options on futures; (iii) there may not be a liquid secondary market for a futures contract or option; (iv) trading restrictions or limitations may be imposed by an exchange; and (v) government regulations may restrict trading in futures contracts and options on futures.

The Funds may buy and sell futures contracts and related options to manage exposure to changing interest rates and securities prices.  Some strategies reduce a Fund’s exposure to price fluctuations, while others tend to increase market exposure.  Futures and options on futures can be volatile instruments and involve certain risks that could negatively impact the Fund’s return.  No price is paid upon entering into futures contracts.  Instead, a Fund would be required to deposit an amount of cash or U.S. Treasury securities known as “initial margin.”  Subsequent payments, called “variation margin,” to and from the broker, would be made on a daily basis as the value of the future position varies (a process known as “marked to market”).  The margin is in the nature of performance bond or good-faith deposit on a futures contract.  Futures and options on futures are taxable instruments.

Short-Term Investments.
The Funds may invest in any of the following securities and instruments:

Certificates of Deposit, Bankers’ Acceptances and Time Deposits.
The Funds may hold certificates of deposit, bankers’ acceptances and time deposits.  Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.  Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are

“accepted” by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity.  Certificates of deposit and bankers’ acceptances acquired by a Fund will be dollar-denominated obligations of domestic banks, savings and loan associations or financial institutions which, at the time of purchase, have capital, surplus and undivided profits in excess of $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. government.

In addition to purchasing certificates of deposit and bankers’ acceptances, to the extent permitted under its investment objectives and policies stated above and in the Prospectuses, the Funds may make interest-bearing time or other interest-bearing deposits in commercial or savings banks.  Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

Commercial Paper and Short-Term Notes.
The Funds may invest a portion of their assets in commercial paper and short-term notes.  Commercial paper consists of unsecured promissory notes issued by corporations.  Issues of commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.

Commercial paper and short-term notes will consist of issues rated at the time of purchase “A-2” or higher by S&P®, “Prime-1” or “Prime-2” by Moody’s, or similarly rated by another nationally recognized statistical rating organization or, if unrated, will be determined by the Advisor to be of comparable quality.  These rating symbols are described in Appendix A.

Government Obligations.
The Funds may make short-term investments in U.S. government obligations.  Such obligations include Treasury bills, certificates of indebtedness, notes and bonds, and issuers of such entities as the Government National Mortgage Association (“GNMA”).  Of these obligations, only those of the GNMA and T-Bills, are supported by the full faith and credit of the U.S. Treasury.

Agency Obligations.
The Funds may make short-term investments in agency obligations, such as the Export-Import Bank of the United States, Tennessee Valley Authority, Resolution Funding Corporation, Farmers Home Administration, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation, and the Student Loan Marketing Association. Some, such as those of the Export-Import Bank of United States, are supported only by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by only the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality.  No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored instrumentalities because they are not obligated by law to do so.

As of September 7, 2008, the Federal Housing Finance Agency (“FHFA”) has been appointed to be the Conservator of FHLMC and FNMA for an indefinite period.  In accordance with the Federal Housing Finance Regulatory Reform Act of 2008 and the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as Conservator, the FHFA will control and oversee the entities until the FHFA deems them financially sound and solvent.  During the Conservatorship, each entity’s obligations are expected to be paid in the normal course of business.  Although no express guarantee exists for the debt or mortgage-backed securities issued by the entities, the U.S. Department of Treasury, through a secured lending credit facility and a Senior Preferred Purchase Agreement, has attempted to enhance the ability of the entities to meet their obligations.

Repurchase Agreements.
Each Fund may enter into repurchase agreements with respect to its portfolio securities.  Pursuant to such agreements, a Fund acquires securities from financial institutions such as banks and broker-dealers as are deemed to be creditworthy by the Advisor, subject to the seller’s agreement to repurchase and the Fund’s agreement to resell such securities at a mutually agreed upon date and price.  The repurchase price generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio security).  Securities subject to repurchase agreements will be held by the custodian or in the Federal Reserve/Treasury Book-Entry System or an equivalent foreign system.  The seller under a repurchase agreement will be required to maintain the value of the underlying securities at not less than 102% of the repurchase price under the agreement.  If the seller defaults on its repurchase obligation, a Fund will suffer a loss to the extent that the proceeds from a sale of the underlying securities are less than the repurchase price under the agreement.  Bankruptcy or insolvency of such a defaulting seller may cause a Fund’s rights with respect to such securities to be delayed or limited.  Repurchase agreements are considered to be loans under the 1940 Act.  Each Fund may not enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 15% of the value of its net assets would be invested in illiquid securities, including such repurchase agreements.

Neither of the Funds have any current intent to invest in repurchase agreements, although both Funds reserve the right to do so.

Illiquid Securities.
Each Fund may not invest more than 15% of the value of its net assets in securities that have legal or contractual restrictions on resale or are otherwise illiquid.  The Advisor will monitor the amount of illiquid securities in each Fund’s portfolio, under the supervision of the Board), to ensure compliance with each Fund’s investment restrictions.

Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Mutual funds do not typically hold a significant amount of these illiquid securities because of the potential for delays on resale and uncertainty in valuation.  Limitations on resale may have an adverse effect on the marketability of portfolio securities and the Funds might be unable to dispose of illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption requests within seven days.

Restricted Securities.
The Funds may invest in securities that are subject to restrictions on resale because they have not been registered under the Securities Act.  These securities are sometimes referred to as private placements.  Although securities which may be resold only to “qualified institutional buyers” in accordance with the provisions of Rule 144A under the Securities Act are technically considered “restricted securities,” the Funds may purchase Rule 144A securities without regard to the limitation on investments in illiquid securities described above in the “Illiquid Securities” section, provided that a determination is made that such securities have a readily available trading market.  The Funds may also purchase certain commercial paper issued in reliance on the exemption from regulations in Section 4(2) of the Securities Act (“4(2) Paper”).  The Advisor will determine the liquidity of Rule 144A securities and 4(2) Paper under the supervision of the Board.  The liquidity of Rule 144A securities and 4(2) Paper will be monitored by the Advisor, and if as a result of changed conditions it is determined that a Rule 144A security or 4(2) Paper is no longer liquid, a Fund’s holdings of illiquid securities will be reviewed to determine what, if any, action is required to assure that a Fund does not exceed its applicable percentage limitation for investments in illiquid securities.

Limitations on the resale of restricted securities may have an adverse effect on the marketability of portfolio securities and the Funds might be unable to dispose of restricted securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemption requirements.  The Funds might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay.  Adverse market conditions could impede such a public offering of securities.

Issuing Senior Securities.
Generally, issuing senior securities is prohibited under the 1940 Act; however, certain exceptions apply such as in the case of reverse repurchase agreements, borrowing, and certain other leveraging transactions.

INVESTMENT RESTRICTIONS

The following policies and investment restrictions have been adopted by the Funds and (unless otherwise noted) are fundamental and cannot be changed without the affirmative vote of a majority of a Fund’s outstanding voting securities as defined in the 1940 Act.  Under the 1940 Act, the “vote of the holders of a majority of the outstanding voting securities” means the vote of the holders of the lesser of (i) 67% of the shares of a Fund represented at a meeting at which the holders of more than 50% of the Fund’s outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund.  The Funds may not:

1.           Make loans to others, except to the extent permitted by the Investment Company Act, the rules and regulations thereunder and any exemptive relief obtained by a Fund.  For purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt security are not deemed to be the making of loans.

2.           a)      Borrow money or issue senior securities except to the extent permitted by the Investment Company Act, the rules and regulations thereunder and any exemptive relief obtained by a Fund.

b)      Mortgage, pledge or hypothecate any of its assets except in connection with any such borrowings and only with respect to 33 1/3% of its assets

3.           Purchase securities on margin, participate on a joint or joint and several basis in any securities trading account, or underwrite securities.  (Does not preclude a Fund from obtaining such short-term credit as may be necessary for the clearance of purchases and sales of its portfolio securities.)

4.           Purchase or sell commodities or commodity contracts (other than futures transactions for the purposes and under the conditions described in the prospectuses and in this SAI).

5.           Invest 25% or more of the value of its net assets in the securities of companies engaged in any one industry or group of related industries.  A Fund may, however, invest for temporary defensive purposes up to 100% of the value of the total assets in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.

6.           Purchase the securities of any issuer, if as a result more than 5% of the total assets of a Fund would be invested in the securities of that issuer, other than obligations of the U.S. Government, its agencies or instrumentalities, or if as a result the Fund would own more than 10% of the outstanding voting securities of such issuer, provided that up to 25% of the value of the Fund’s assets may be invested without regard to this limitation.

7.           Purchase or sell real estate; however, a Fund may invest in debt securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein, including real estate investment trusts.

The Funds observe the following policies, which are deemed non-fundamental and which may be changed without shareholder vote, but the change will only be effective after notice is given to shareholders of a Fund.  The Funds may not:

1.           Subject to fundamental investment restriction 6 above, purchase any security if as a result a Fund would then hold more than 10% of any class of securities of an issuer (taking all common stock issues of an issuer as a single class, all preferred stock issues as a single class, and all debt issues as a single class) or more than 10% of the outstanding voting securities of an issuer.

2.           Invest in any issuer for purposes of exercising control or management.

3.           With respect to fundamental investment restriction 2 above, each Fund will not purchase portfolio securities while outstanding borrowings exceed 5% of its assets.

4.           Invest more than 15% of the value of its net assets in illiquid securities.  Illiquid securities are those securities without readily available market quotations, including repurchase agreements having a maturity of more than seven days.  Illiquid securities may include restricted securities not determined to be liquid, non-negotiable time deposits, over-the-counter options, and repurchase agreements providing for settlement in more than seven days after notice.

Except with respect to borrowing, if a percentage restriction described in the Prospectuses or in this SAI is adhered to at the time of investment, a subsequent increase or decrease in a percentage resulting from a change in the values of assets will not constitute a violation of that restriction.

It is each Fund’s policy that it will not make any change in its investment policy of investing at least 80% of its net assets (plus any borrowings for investment purposes) in the investments suggested by the Fund’s name without first changing the Fund’s name and providing the Fund’s shareholders with at least a 60-day prior notice.

PORTFOLIO TURNOVER

Although the Funds generally will not invest for short-term trading purposes, portfolio securities may be sold without regard to the length of time they have been held when, in the opinion of the Advisor, investment considerations warrant such action.  Portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of portfolio securities for the fiscal year by (2) the monthly average of the value of portfolio securities owned during the fiscal year.  A 100% turnover rate would occur if all the securities in a Fund’s portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year.  A high rate of portfolio turnover (100% or more) generally leads to higher transaction costs and may result in a greater number of taxable transactions.  (See “Execution of Portfolio Transactions and Brokerage”.)

The portfolio turnover for each Fund for the following fiscal periods is set forth below.

Small Cap Growth Fund	Turnover
Fiscal Year Ended November 30, 2010(1)	66%
Fiscal Year Ended November 30, 2009	35%
(1)The Small Cap Growth Fund experienced a portfolio turnover in 2009 which was lower than historical levels, and in 2010 portfolio turnover increased in line with historical levels.

Mid Cap Growth Fund	Turnover
Fiscal Year Ended November 30, 2010	20%
Fiscal Year Ended November 30, 2009	29%

PORTFOLIO HOLDINGS INFORMATION

The Trust, on behalf of the Funds, has adopted a portfolio holdings disclosure policy that governs the timing and circumstances of disclosure of portfolio holdings of the Funds.  The policy was developed in consultation with the Advisor and has been adopted by the Advisor.  Information about the Funds’ portfolio holdings will not be distributed to any third party except in accordance with this policy.  The Board considered the circumstances under which a Fund’s portfolio holdings may be disclosed under this policy and the actual and potential material conflicts that could arise in such circumstances between the interests of the Fund’s shareholders and the interests of the Advisor, the principal underwriter or any other affiliated person of the Fund.  After due consideration, the Board determined that the Funds have a legitimate business purpose for disclosing portfolio holdings to persons described in the policy, including mutual fund rating or statistical agencies, or persons performing similar functions, and internal parties involved in the investment process, administration or custody of the Funds.  Pursuant to the policy, the Trust’s Chief Compliance Officer (“CCO”), President and Treasurer are each authorized to consider and authorize dissemination of portfolio holdings information to additional third parties, after considering the best interests of the shareholders and potential conflicts of interest in making such disclosures.

The Board exercises continuing oversight of the disclosure of the Funds’ portfolio holdings by (1) overseeing the implementation and enforcement of the policy, Codes of Ethics and other relevant policies of the Fund and its service providers by the Trust’s CCO, (2) by considering reports and recommendations by the Trust’s CCO concerning any material compliance matters (as defined in Rule 38a-1 under the 1940 Act), and (3) by considering to approve any amendment to this policy.  The Board reserves the right to amend the policy at any time without prior notice in its sole discretion.

Disclosure of the Funds’ complete holdings is required to be made quarterly within 60 days of the end of each period covered by the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q.  These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.  In addition, the Funds disclose their complete portfolio holdings and certain other portfolio characteristics on the Funds’ website at www.stephensfunds.com generally 30 days after month-end.  Portfolio holdings information posted on the Funds’ website may be separately provided to any person, commencing on the day after it is first published on the Funds’ website.  In addition, the Funds may provide their complete portfolio holdings at the same time that it is filed with the SEC.
In the event of a conflict between the interests of a Fund and the interests of the Advisor or an affiliated person of the Advisor, the Advisor’s CCO, in consultation with the Trust’s CCO, shall make a determination in the best interests of the Fund, and shall report such determination to the Board at the end of the quarter in which such determination was made.  Any employee of the Advisor who suspects a breach of this obligation must report the matter immediately to the CCO or to his or her supervisor.

In addition, material non-public holdings information may be provided without lag as part of the normal investment activities of the Funds to each of the following entities which, by explicit agreement or by virtue of their respective duties to the Funds, are required to maintain the confidentiality of the information disclosed including a duty not to trade on non-public information:  fund administrator, fund accountant, custodian, transfer agent, auditors, counsel to the Funds or the trustees, broker-dealers (in connection with the purchase or sale of securities or requests for price quotations or bids on one or more securities) and regulatory authorities.  Portfolio holdings information not publicly available with the SEC or through the Funds’ website may only be provided to any mutual fund and statistical agencies and additional third parties, in accordance with the policy, when the Funds have a legitimate business purpose and the third party recipient is subject to a confidentiality agreement that includes a duty not to trade on non-public information.

In no event shall the Advisor, its affiliates or employees, the Funds, or any other party in connection with any arrangement receive any direct or indirect compensation in connection with the disclosure of information about a Fund’s portfolio holdings.

There can be no assurance that the policy and these procedures will protect the Funds from potential misuse of that information by individuals or entities to which it is disclosed.

From time to time, the Advisor may make additional disclosure of the Funds’ portfolio holdings on the Funds’ website.  Shareholders can access the Funds’ website at www.stephensfunds.com for additional information about the Funds, including, without limitation, the periodic disclosure of their portfolio holdings.

TRUSTEES AND EXECUTIVE OFFICERS

The Board is responsible for the overall management of the Trust, including general supervision and review of the investment activities of the Funds.  The Board, in turn, elects the Officers of the Trust, who are responsible for administering the day-to-day operations of the Trust and its separate series.  The current Trustees and Officers of the Trust, their dates of birth and positions with the Trust, term of office with the Trust and length of time served, their principal occupations for the past five years and other directorships are set forth in the following table.

Name, Address and Age	Position with the Trust(1)	Term of Office and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex(2) Overseen by Trustees	Other Directorships Held
Independent Trustees of the Trust
Dorothy A. Berry (born 1943) c/o U.S. Bancorp Fund Services, LLC 2020 E. Financial Way Suite 100 Glendora, CA 91741	Chairman and Trustee	Indefinite Term; Since May 1991.	President, Talon Industries, Inc. (administrative, management and business consulting); formerly, Chief Operating Officer, Integrated Asset Management (investment advisor and manager) and formerly, President, Value Line, Inc. (investment advisory and financial publishing firm).	2	Trustee, PNC Funds, Inc..
Wallace L. Cook (born 1939) c/o U.S. Bancorp Fund Services, LLC 2020 E. Financial Way Suite 100 Glendora, CA 91741	Trustee	Indefinite Term; Since May 1991.	Investment Consultant; formerly, Chief Executive Officer, Rockefeller Trust Co., (prior thereto Senior Vice President), and Managing Director, Rockefeller & Co. (Investment Manager and Financial Advisor); formerly, Senior Vice President, Norton Simon, Inc.	2	The Dana Foundation; The University of Virginia Law School Foundation.

Name, Address and Age	Position with the Trust(1)	Term of Office and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex(2) Overseen by Trustees	Other Directorships Held
Carl A. Froebel (born 1938) c/o U.S. Bancorp Fund Services, LLC 2020 E. Financial Way Suite 100 Glendora, CA 91741	Trustee	Indefinite Term; Since May 1991.	Former owner, Golf Adventures, LLC, (Vacation Services); formerly, President and Founder, National Investor Data Services, Inc. (investment related computer software).	2	None.
Steven J. Paggioli (born 1950) c/o U.S. Bancorp Fund Services, LLC 2020 E. Financial Way Suite 100 Glendora, CA 91741	Trustee	Indefinite Term; Since May 1991.	Consultant since July 2001; formerly, Executive Vice President, Investment Company Administration, LLC (mutual fund administrator).	2
Independent Trustee, The Managers Funds; Trustee, Managers AMG Funds, Aston Funds; Advisory Board Member, Sustainable Growth Advisers, LP; Independent Director, Chase Investment Counsel; formerly Independent Director, Guardian Mutual Funds.

Officers of the Trust
Robert M. Slotky (born 1947) c/o U.S. Bancorp Fund Services, LLC 2020 E. Financial Way Suite 100 Glendora, CA 91741	Chief Compliance Officer Anti-Money Laundering Officer	Indefinite Term; Since September 2004. Indefinite Term; Since December 2005.	Senior Vice President, U.S. Bancorp Fund Services, LLC since July 2001.	Not Applicable.	Not Applicable.
Eric W. Falkeis (born 1973) c/o U.S. Bancorp Fund Services, LLC 615 East Michigan St. Milwaukee, WI 53202	President	Indefinite Term; Since January 2011.	Senior Vice President and Chief Financial Officer (and other positions), U.S. Bancorp Fund Services, LLC, since 1997.	Not Applicable.	Not Applicable.
Patrick J. Rudnick (born 1973) c/o U.S. Bancorp Fund Services, LLC 615 East Michigan St. Milwaukee, WI 53202	Treasurer	Indefinite Term; Since November 2009.	Vice President, U.S. Bancorp Fund Services, LLC, since 2006; formerly, Manager, PricewaterhouseCoopers LLP (1999-2006).	Not Applicable.	Not Applicable.

Name, Address and Age	Position with the Trust(1)	Term of Office and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex(2) Overseen by Trustees	Other Directorships Held
Elaine E. Richards (born 1968) c/o U.S. Bancorp Fund Services, LLC 2020 E. Financial Way Suite 100 Glendora, CA 91741	Secretary	Indefinite Term; Since February 2008.	Vice President and Legal Compliance Officer, U.S. Bancorp Fund Services, LLC, since July 2007; formerly, Vice President and Senior Counsel, Wells Fargo Funds Management, LLC (2004-2007).	Not Applicable.	Not Applicable.
(1)      The Trustees of the Trust are not “interested persons” of the Trust as defined under the 1940 Act (“Independent Trustees”).

(2)      The Trust is comprised of numerous series managed by unaffiliated investment advisers.  The term “Fund Complex” applies only to the Funds.  The Funds do not hold themselves out as related to any other series within the Trust for purposes of investment and investor services, nor do they share the same investment advisor with any other series.

Additional Information Concerning the Board of Trustees

The Role of the Board

The Board oversees the management and operations of the Trust.  Like all mutual funds, the day-to-day management and operation of the Trust is the responsibility of the various service providers to the Trust, such as the Advisor, the Distributor, the Administrator, the Custodian, and the Transfer Agent, each of whom are discussed in greater detail in this Statement of Additional Information.  The Board has appointed various senior employees of the Administrator as officers of the Trust, with responsibility to monitor and report to the Board on the Trust’s operations.  In conducting this oversight, the Board receives regular reports from these officers and the service providers.  For example, the Treasurer reports as to financial reporting matters and the President reports as to matters relating to the Trust’s operations.  In addition, the Advisor provides regular reports on the investment strategy and performance of the Fund.  The Board has appointed a Chief Compliance Officer who administers the Trust’s compliance program and regularly reports to the Board as to compliance matters.  These reports are provided as part of formal “Board Meetings” which are typically held quarterly, in person, and involve the Board’s review of recent operations.  In addition, various members of the Board also meet with management in less formal settings, between formal “Board Meetings,” to discuss various topics.  In all cases, however, the role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Trust and its oversight role does not make the Board a guarantor of the Trust’s investments, operations or activities.

Board Structure, Leadership

The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively.  It has established four standing committees, a Nominating Committee, an Audit Committee, a Qualified Legal Compliance Committee, and a Valuation Committee, which are discussed in greater detail below under “Trust Committees”.  All of the Trustees are Independent

Trustees, which are Trustees that are not affiliated with the Advisor, the principal underwriter, or their affiliates.  The Nominating Committee, Audit Committee and Qualified Legal Compliance Committee are comprised entirely of Independent Trustees.  The Chairman of the Board is an Independent Trustee.  The Board has determined not to combine the Chairman position and the principal executive officer position and has appointed a Senior Vice President of the Administrator as the President of the Trust.  The Board reviews its structure and the structure of its committees annually.  The Board has determined that the structure of the Independent Chairman, the composition of the Board, and the function and composition of its various committees are appropriate means to address any potential conflicts of interest that may arise.

Board Oversight of Risk Management

As part of its oversight function, the Board of Trustees receives and reviews various risk management reports and discusses these matters with appropriate management and other personnel.  Because risk management is a broad concept comprised of many elements (e.g., investment risk, issuer and counterparty risk, compliance risk, operational risks, business continuity risks, etc.), the oversight of different types of risks is handled in different ways.  For example, the Audit Committee meets with the Treasurer and the Trust’s independent registered public accounting firm to discuss, among other things, the internal control structure of the Trust’s financial reporting function.  The Board meets regularly with the Chief Compliance Officer to discuss compliance and operational risks and how they are managed.  The Board also receives reports from the Advisor as to investment risks of the Fund. In addition to these reports, from time to time the Board receives reports from the Administrator and the Advisor as to enterprise risk management.

Information about Each Trustee’s Qualification, Experience, Attributes or Skills

The Board believes that each of the Trustees has the qualifications, experience, attributes and skills (“Trustee Attributes”) appropriate to their continued service as Trustees of the Trust in light of the Trust’s business and structure.  In addition to a demonstrated record of business and/or professional accomplishment, each of the Trustees has served on the Board for a number of years. They have substantial board experience and, in their service to the Trust, have gained substantial insight as to the operation of the Trust. They have demonstrated a commitment to discharging their oversight duties as trustees in the interests of shareholders.  The Board annually conducts a “self-assessment” wherein the effectiveness of the Board and individual Trustees is reviewed.

In addition to the information provided in the chart above, below is certain additional information concerning each particular Trustee and his/her Trustee Attributes.  The information is not all-inclusive.  Many Trustee Attributes involve intangible elements, such as intelligence, integrity, work ethic, the ability to work together, the ability to communicate effectively, the ability to exercise judgment, to ask incisive questions, and commitment to shareholder interests.

Ms. Berry’s Trustee Attributes include her substantial mutual fund experience, including her role as Chairman-elect of the Independent Directors Council and a member of the Board of Governors of the Investment Company Institute. She has executive experience as the President of Talon Industries, Inc. (a consulting company) and through her former positions as the Executive Vice President and Chief Operating Officer of Integrated Asset Management (an investment advisor and manager) and as the President of Value Line, Inc. (an investment advisory and financial publishing firm).  Ms. Berry also has board experience with another investment management company.  Ms. Berry has been determined to qualify as an Audit Committee financial expert for the Trust.  The Board believes Ms. Berry’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that she possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Mr. Cook’s Trustee Attributes include his investment and executive experience through his investment consulting business and former Chief Executive Officer of Rockefeller Trust Company (an investment manager and financial advisor). He has substantial board experience, serving on the board of several foundations.  Mr. Cook has been determined to qualify as an Audit Committee financial expert for the Trust.  The Board believes Mr. Cook’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Mr. Froebel’s Trustee Attributes include his significant systems and operations experience. He was a Director of Scudder, Stevens & Clark (with responsibility for its systems department) and founder and President of Systems Dynamics Corp. (“SDC”) and later Vice President of Bradford Computer & Systems after its acquisition of SDC, (providing record keeping and reporting for investment advisors and mutual funds). He also served as Vice President of Automatic Data Processing (automated services to the brokerage and investment advisory industry) and was the former President and founder of National Investor Data Services, Inc. (a software and computer vendor to the mutual fund industry with fund accounting and transfer agent systems).  Mr. Froebel has been determined to qualify as an Audit Committee financial expert for the Trust.  The Board believes Mr. Froebel’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Mr. Paggioli’s Trustee Attributes include his substantial mutual fund and investment advisory experience. Mr. Paggioli is an independent consultant on investment company and investment advisory matters. He has held a number of senior positions with mutual fund and investment advisory organizations and related businesses, including Executive Vice President, Director and Principal of the Wadsworth Group (fund administration, distribution transfer agency and accounting services). He serves on the boards of several investment management companies and advisory firms. He has served on various industry association and self-regulatory committees and formerly worked on the staff of the Securities and Exchange Commission.  Mr. Paggioli has been determined to qualify as an Audit Committee financial expert for the Trust.  The Board believes Mr. Paggioli’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Trust Committees.
The Trust has four standing committees: the Nominating Committee, the Audit Committee, which also serves as the Qualified Legal Compliance Committee (“QLCC”), and the Valuation Committee.

The Nominating Committee, comprised of all the Independent Trustees, is responsible for seeking and reviewing candidates for consideration as nominees for Trustees and meets only as necessary.  The Nominating Committee will consider nominees nominated by shareholders.  Recommendations by shareholders should be sent to the President of the Trust in writing together with the appropriate biographical information concerning each such proposed Nominee, and such recommendation must comply with the notice provisions set forth in the Trust By-Laws.  In general, to comply with such procedures, such nominations, together with all required biographical information, must be delivered to, and received by, the President of the Trust at the principal executive offices of the Trust not later than 120 days and no more than 150 days prior to the shareholder meeting at which any such nominee would be voted on. The Nominating Committee did not meet during the Funds’ last fiscal year.

The Audit Committee is comprised of all of the Independent Trustees.  The Audit Committee typically meets on a quarterly basis with respect to each series of the Trust and may meet more frequently.  The function of the Audit Committee, with respect to each series of the Trust, is to review the scope and results of the audit and any matters bearing on the audit or a fund’s financial statements and to ensure the integrity of a fund’s pricing and financial reporting. The Audit Committee met once during the Funds’ last fiscal year with respect to the Funds.

The function of the QLCC is to receive reports from an attorney retained by the Trust of evidence of a material violation by the Trust or by any officer, director, employee or agent of the Trust.  The QLCC did not meet during the Funds’ last fiscal year with respect to the Funds.

The Board has delegated day-to-day valuation issues to a Valuation Committee that is comprised of one or more Independent Trustees and the Trust’s Treasurer.  The function of the Valuation Committee is to value securities held by any series of the Trust for which current and reliable market quotations are not readily available.  Such securities are valued at their respective fair values as determined in good faith by the Valuation Committee, and the actions of the Valuation Committee are subsequently reviewed and ratified by the Board.  The Valuation Committee meets as needed.  The Valuation Committee did not meet during the Funds’ last fiscal year with respect to the Funds.

Trustee Ownership of Portfolio Shares and Other Interests.
The following table shows the amount of Fund shares and the amount of shares in other portfolios of the Trust owned by the Trustees as of the calendar year ended December 31, 2010.

Name	Dollar Range of Mid Cap Growth Fund Shares	Dollar Range of Small Cap Growth Fund Shares	Aggregate Dollar Range of Fund Shares in the Trust
Dorothy A. Berry	None	None	$10,001 - $50,000
Wallace L. Cook	None	None	Over $100,000
Carl A. Froebel	None	None	$10,001 - $50,000
Steven J. Paggioli	None	None	$50,001 - $100,000

Furthermore, neither the Independent Trustees nor members of their immediate family, own securities beneficially or of record in the Advisor, the Portfolio’s principal underwriter, or any of their affiliates. Accordingly, during the two most recently completed calendar years, neither the Independent Trustees nor members of their immediate family, have had a direct or indirect interest, the value of which exceeds $120,000, in the Advisor, the Portfolio’s principal underwriter or any of its affiliates.

Compensation.
Independent Trustees each receive an annual retainer of $50,000 allocated among each of the various portfolios comprising the Trust. The Chairman of the Board receives an additional annual retainer of $12,000 also allocated among each of the various portfolios comprising the Trust.  Independent Trustees receive additional fees from applicable portfolios for any special meetings at rates assessed by the Trustees depending on the length of the meeting and whether in-person attendance is required.  Independent Trustees are also reimbursed for expenses in connection with each Board meeting attended, which reimbursement is allocated among applicable portfolios of the Trust.  The Trust has no pension or retirement plan.  No other entity affiliated with the Trust pays any compensation to the Trustees.  Set forth below is the rate of compensation received by the following Independent Trustees from each Fund for the fiscal year ended November 30, 2010.

Name of Person/Position	Aggregate Compensation From the Small Cap Growth Fund	Aggregate Compensation From the Mid Cap Growth Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Funds and Fund Complex(1) Paid to Trustees
Dorothy A. Berry, Trustee	$1,091	$868	None	None	$1,959
Wallace L. Cook, Trustee	$918	$731	None	None	$1,649
Carl A. Froebel, Trustee	$918	$731	None	None	$1,649
Steven J. Paggioli, Trustee	$918	$731	None	None	$1,649
(1)
There are currently numerous portfolios comprising the Trust.  The term “Fund Complex” applies only to the Funds. For the fiscal year ended November 30, 2010, Trustees’ fees and expenses in the amount of $178,000 were allocated to the Trust.

Codes of Ethics.
The Trust, the Advisor and the principal underwriter have each adopted Codes of Ethics under Rule 17j-1 of the 1940 Act.  These Codes permit, subject to certain conditions, personnel of the Advisor and the principal underwriter to invest in securities that may be purchased or held by the Fund.

PROXY VOTING POLICIES AND PROCEDURES

The Board has adopted Proxy Voting Policies and Procedures (“Policies”) on behalf of the Trust which delegate the responsibility for voting proxies on behalf of the Funds to the Advisor in accordance with the Advisor’s Proxy Voting Policy and subject to the Board’s continuing oversight.  The Policies require that the Advisor vote proxies received in a manner consistent with the best interests of the Funds and their shareholders.  The Policies also require the Advisor to present to the Board, at least annually, the Advisor’s Proxy Policies and a record of each proxy voted by the Advisor on behalf of the Funds, including a report on the resolution of all proxies identified by the Advisor as involving a conflict of interest.  The Advisor has adopted a Proxy Voting Policy that underscores the Advisor’s concern that all proxies voting decisions be made in the best economic interests of the Funds.  The Advisor’s policy is attached as Appendix B.

The Trust is required to file a Form N-PX, with the Funds’ complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year.  Form N-PX for the Funds is available without charge, upon request, by calling toll-free 1-866-735-7464 and on the SEC’s website at www.sec.gov.

Control Persons and Principal Shareholders.
A principal shareholder is any person who owns of record or beneficially owns 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a Fund or acknowledges the existence of control.  As of March 7, 2011, the Trustees and Officers of the Trust as a group did not own more than 1% of the outstanding shares of either Fund.

As of March 7, 2011 the following shareholders were considered to be either a control person or principal shareholder of the Funds:

Principal Shareholders of the Stephens Small Cap Growth Fund

Class A Shares
Name and Address	% Ownership	Type of Ownership
Charles Schwab & Co, Inc. Special Custody Account FBO Customers 101 Montgomery Street San Francisco, CA 94104-4151	35.59%	Record
Stephens Inc. FBO Multiple Shareholders 111 Center Street Little Rock, AR 72201-4401	32.62%	Record
Pershing, LLC One Pershing Plaza Jersey City, NJ 07399	9.47%	Record

Class I Shares
Name and Address	% Ownership	Type of Ownership
National Financial Services, LLC FEBO Multiple Shareholders 200 Liberty Street New York, NY 10281-1003	33.85%	Record
JP Morgan Chase Bank TR HB Fuller Company 401K & Retirement Plan c/o JP Morgan 9300 Ward Pkwy Kansas City, MO 64114-3317	23.63%	Record
Merrill Lynch Pierce Fenner & Smith Inc. FBO Customers Attn Service Team 4800 Deer Lake Dr. E. Fl 2 Jacksonville, FL 32246-6484	15.09%	Record
Charles Schwab & Co, Inc. Special Custody Account FBO Customers 101 Montgomery Street San Francisco, CA 94104-4151	13.43%	Record
Strafe & Co. FAO Indianapolis Symphony Orchestra P.O. Box 160 Westerville, OH 43086-0160	6.06%	Record

Principal Shareholders of the Stephens Mid Cap Growth Fund

Class A Shares
Name and Address	% Ownership	Type of Ownership
Stephens Inc. FBO Multiple Shareholders 111 Center Street Little Rock, AR 72201-4401	50.11%	Record
National Financial Services, LLC FEBO Multiple Shareholders 200 Liberty Street New York, NY 10281-1003	13.71%	Record

Name and Address	% Ownership	Type of Ownership
Charles Schwab & Co, Inc. Special Custody Account FBO Customers 101 Montgomery Street San Francisco, CA 94104-4151	9.50%	Record
Pershing, LLC One Pershing Plaza Jersey City, NJ 07399	8.22%	Record

Class I Shares
Name and Address	% Ownership	Type of Ownership
National Financial Services, LLC FEBO Multiple Shareholders 200 Liberty Street New York, NY 10281-1003	45.38%	Record
Pershing, LLC One Pershing Plaza Jersey City, NJ 07399	41.60%	Record
Penson Financial Services, Inc. FBO Multiple Shareholders 1700 Pacific Ave. Suite 1400 Dallas, TX 75201-4609	6.75%	Record
Stephens Inc. FBO Multiple Shareholders 111 Center Street Little Rock, AR 72201-4401	5.14%	Record

THE FUNDS’ INVESTMENT ADVISOR

Stephens Investment Management Group, LLC, is located at 111 Center Street, Little Rock, Arkansas 72201 and acts as investment advisor to the Funds pursuant to a separate investment advisory agreement for each Fund (the “Advisory Agreement”) with the Trust.  The Advisor is a subsidiary of Stephens Investments Holdings LLC, a privately held and family owned company.  Key employees also have a significant ownership stake in the Advisor.  A trust for the benefit of Warren A. Stephens holds 100% of the voting rights in Stephens Investments Holdings LLC.

Each Advisory Agreement will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board or by vote of a majority of a Fund’s outstanding voting securities and by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  Each Advisory Agreement is terminable without penalty by the Trust on behalf of the Fund on not more than a 60-day, nor less than a 30-day, written notice when authorized either by a majority vote of a Funds’ shareholders or by a vote of a majority of the Board of Trustees of the Trust, or by the Advisor on not more than a 60-day, nor less than a 30-day, written notice, and will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).  Each Advisory Agreement provides that the Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

In consideration of the services provided by the Advisor pursuant to the Advisory Agreements, the Advisor is entitled to receive from each Fund an investment advisory fee computed daily and paid monthly, based on a rate equal to 0.75% of the Fund’s average daily net assets as specified in the Funds’ Prospectuses.  However, the Advisor may voluntarily agree to reduce a portion of the fees payable to it on a month-to-month basis. The Funds paid the following fees to the Advisor for the periods shown:

Small Cap Growth Fund
	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Fees Accrued	$547,330	$322,307	$315,926
Fees Waived and Expenses Absorbed	$182,906	$173,326	$79,306
Net Advisory Fee Paid	$364,424	$148,981	$236,620

Mid Cap Growth Fund
	Fiscal Year Ended November 30, 2010	Fiscal Year Ended November 30, 2009	Fiscal Year Ended November 30, 2008
Fees Accrued	$131,522	$97,427	$136,972
Fees Waived and Expenses Absorbed	$178,188	$233,862	$170,361
Net Advisory Fee Paid	$-46,666	$-136,435	$-33,389

The Advisor has contractually agreed to reduce fees and/or pay Fund expenses (excluding Acquired Fund Fees and Expenses, interest expense in connection with investment activities, taxes and extraordinary expenses) in order to limit each Fund’s Total Annual Fund Operating Expenses for shares of the Funds  as follows:

	Expense Caps
Fund	Class A Shares	Class I Shares
Stephens Small Cap Growth Fund	1.35%	1.10%
Stephens Mid Cap Growth Fund	1.50%	1.25%

The Expense Caps will remain in effect until at least March 31, 2012 and may continue for an indefinite period thereafter as determined by the Board.  The Advisor is permitted to be reimbursed for fee reductions and/or expense payments made in the prior three fiscal years.  Any such reimbursement is subject to the Board’s review and approval.  This reimbursement may be requested by the Advisor if the aggregate amount actually paid by each Fund toward operating expenses for such fiscal year (taking into account the reimbursement) does not exceed the Expense Caps.  Any application or waiver of management fees or payment of a Fund’s expenses by the Advisor will be applied or credited to all shareholders of such Fund on a pro rata basis.

Portfolio Managers.
The Funds are managed by Mr. Ryan Crane, Mr. John Thornton, Ms. Kelly Ranucci and Mr. Samuel Chase.  The following provides information regarding accounts other than the Funds that are managed by Mr. Crane, Mr. Thornton, Ms. Ranucci and Mr. Chase (the “Portfolio Managers”) as of November 30, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	1	$871,304,094	1	$308,161,506
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Conflicts of interest may arise in connection with the allocation and timing of investment opportunities among the Portfolio Managers’ advised accounts.  The Portfolio Managers’ advised accounts include separate accounts and the Funds.  The majority of these accounts are presently managed in a small cap growth, mid-cap growth or small/mid-cap growth investment style or “trading group”.  The separate accounts include several accounts that are owned by affiliates of the Advisor.

The Portfolio Managers seek to allocate investment opportunities to clients as fairly and equitably as possible in the particular circumstances of each trade, without favoring particular accounts over the long term.  Allocations may take into consideration factors such as the size of or number of positions in a client’s portfolio, concentration and size of holdings, investment objectives and guidelines, purchase cost and cash availability, investment imbalances, prior participation in similar opportunities, limitations on the availability of an investment, special needs and other considerations.

The Portfolio Managers generally buy or sell securities or other investments for more than one client at a time.  When possible, the portfolio managers aggregate or “bunch” trades for multiple clients to maximize efficiency and minimize trading costs (generally excluding certain trades such as wrap program trades) and place the bunched trade with the broker that the portfolio managers expect to provide best execution.  The portfolio managers seek to allocate bunched trades (and trading costs) in a manner that is fair and equitable to all participating clients, consistent with practical limitations.  The allocation method most commonly used is an equal percentage or level percentage allocation among the accounts in a particular trading group.  This leveling method seeks to bring a particular securities position in an account to a relatively equal percentage of total account assets, when compared with other accounts after the trade (e.g., by investing all accounts in a particular trading group that hold less than 3% of their total assets in the security up to 3% in the security).  Other allocation methods may include, without limitation, a pro rata distribution based on order size or actions taken to address other circumstances, such as special cash issues, investment imbalances or limited quantities, or other unique account or trading considerations.

The Portfolio Managers cannot assure the equal participation of every client in every investment opportunity or every transaction.  The Portfolio Managers may determine that a limited supply or demand for a particular opportunity or investment or other factors noted above may preclude the participation of some clients in a particular purchase or sale.

In cases where separate trading groups (i.e. Small Cap Growth and Small-Mid Cap Growth) are seeking to purchase or sell the same security at the same time, the order in which the trades are executed for each trading group will change with each subsequent order.

All of the Portfolio Managers receive compensation as the Funds’ portfolio managers in the form of a fixed salary and bonus.  The Portfolio Managers are eligible to participate in the Stephens Inc. 401(k) plan under the same guidelines and criteria established for all employees of Stephens Inc. and its affiliates.

The following indicates the beneficial ownership of each Portfolio Manager of each Fund as of November 30, 2010:

Name of Portfolio Manager	Dollar Range of Equity Securities in the each Fund (None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, Over $1,000,000)
	Stephens Small Cap Growth Fund	Stephens Mid Cap Growth Fund
Ryan Crane	$500,001 - $1,000,000	$500,001 - $1,000,000
John Thornton	$100,001 - $500,000	$100,001 - $500,000
Kelly Ranucci (1)	None	None
Sam Chase (1)	None	None

(1)	Kelly Ranucci and Sam Chase were named Co-Portfolio Managers of the Funds effective March 31, 2011.

SERVICE PROVIDERS

U.S. Bancorp Fund Services, LLC, (“USBFS” or the “Transfer Agent”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as administrator to the Funds pursuant to an administration agreement (the “Administration Agreement”).  USBFS provides certain administrative services to the Funds, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Funds’ independent contractors and agents; preparation for signature by an officer of the Trust of all documents required to be filed for compliance by the Trust and the Funds with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including NAV and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Funds, and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties.  In this capacity, USBFS does not have any responsibility or authority for the management of the Funds, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

Pursuant to the Administration Agreement, USBFS will receive from each Fund 0.12% of average net assets on the first $50 million of Fund assets, 0.10% of average net assets on the next $150 million, and 0.05% on the balance, all subject to an annual minimum fee of $40,000.  USBFS also acts as fund accountant, transfer agent and dividend disbursing agent under separate agreements.  Additionally, USBFS provides Chief Compliance Officer services to the Trust under a separate agreement.  The cost for the Chief Compliance Officer services is allocated to the Funds by the Board of Trustees.

For the periods shown below the Mid Cap Growth Fund and the Small Cap Growth Fund paid USBFS the following:

Small Cap Growth Fund	Fee Paid
Fiscal Year Ended November 30, 2010	$82,978
Fiscal Year Ended November 30, 2009	$55,452
Fiscal Year Ended November 30, 2008	$52,372

Mid Cap Growth Fund	Fee Paid
Fiscal Year Ended November 30, 2010	$40,000
Fiscal Year Ended November 30, 2009	$49,713
Fiscal Year Ended November 30, 2008	$46,756

Custodian.
U.S. Bank, National Association is the custodian of the assets of the Funds (the “Custodian”) pursuant to a custody agreement between the Custodian and the Trust, whereby the Custodian provides for fees on a transactional basis plus out-of-pocket expenses. The Custodian’s address is 1555 North River Center Drive, Suite 302, Milwaukee, Wisconsin 53212.  The Custodian does not participate in decisions relating to the purchase and sale of securities by the Funds.  The Transfer Agent, the Custodian, and the Fund’s principal underwriter are affiliated entities under the common control of U.S. Bancorp.  The Custodian and its affiliates may participate in revenue sharing arrangements with the service providers of mutual funds in which the Funds may invest.

Independent Registered Public Accounting Firm and Legal Counsel.
Tait, Weller and Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, PA 19103, is the independent registered public accounting firm for the Funds.

Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street, New York, New York, 10022 serves as legal counsel to the Trust.

EXECUTION OF PORTFOLIO TRANSACTIONS AND BROKERAGE

Pursuant to the Advisory Agreements, the Advisor determines which securities are to be purchased and sold by the Funds and which broker-dealers are eligible to execute the Funds’ portfolio transactions.  Purchases and sales of securities in the over-the-counter market will generally be executed directly with a “market-maker” unless, in the opinion of the Advisor, a better price and execution can otherwise be obtained by using a broker for the transaction.

Purchases of portfolio securities for the Funds also may be made directly from issuers or from underwriters.  Where possible, purchase and sale transactions will be effected through dealers (including banks) that specialize in the types of securities which the Funds will be holding, unless better executions are available elsewhere.  Dealers and underwriters usually act as principal for their own accounts.  Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the asked price.  If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter that has provided research or other services as discussed below.

In placing portfolio transactions, the Advisor will seek best execution.  The full range and quality of services will be considered in making this determination, such as the size of the order, the difficulty of execution, the operational facilities of the firm involved, the firm’s risk in positioning a block of securities, and other factors.  In those instances where it is reasonably determined that more than one broker-dealer can offer best execution, the Advisor considers such information, which is in addition to and not in lieu of the services required to be performed by it under its Agreements with the Funds, to be useful in varying degrees, but of indeterminable value.  Portfolio transactions may be placed with broker-dealers who sell shares of the Funds subject to rules adopted by the Financial Industry Regulatory Authority (“FINRA”) and the SEC.  Such broker-dealers may include Stephens Inc., an affiliate of the Advisor.  Portfolio transactions may also be placed with broker-dealers in which the Advisor has invested on behalf of the Fund and/or client accounts.

While it is the Advisor’s general policy to seek best execution in selecting a broker-dealer to execute portfolio transactions for the Fund, in accordance with Section 28(e) under the Securities and Exchange Act of 1934 when it is determined that more than one broker-dealer can deliver best execution, weight is also given to the ability of a broker-dealer to furnish brokerage and research services to the Funds or to the Advisor, even if the specific services are not directly useful to the Funds and may be useful to the Advisor in advising other clients.  In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Funds may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Advisor to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer. Additionally, in accordance with procedures adopted by the Trust, the Advisor may direct transactions to a broker-dealer with which it has an affiliation.

Investment decisions for the Funds are made independently from those of other client accounts or mutual funds managed or advised by the Advisor.  Nevertheless, it is possible that at times identical securities will be acceptable for both the Fund and one or more of such other accounts.  In such event, the position of a Fund and such client account(s) in the same issuer may vary and the length of time that each may hold its investment in the same issuer may likewise vary.  However, to the extent any of these client accounts seeks to acquire the same security as a Fund at the same time, the Fund may not be able to acquire as large a portion of such security as it desires, or it may have to pay a higher price or obtain a lower yield for such security.  Similarly, a Fund may not be able to obtain as high a price for, or as large an execution of, an order to sell any particular security at the same time.  If one or more of such client accounts simultaneously purchases or sells the same security that a Fund is purchasing or selling, each day’s transactions in such security will be allocated between the Fund and all such client accounts in a manner deemed equitable by the Advisor, taking into account the respective sizes of the accounts and the amount being purchased or sold.  It is recognized that in some cases this system could have a detrimental effect on the price or value of the security insofar as the Funds are concerned.  In other cases, however, it is believed that the ability of the Funds to participate in volume transactions may produce better executions for the Funds.

The Funds do not effect securities transactions through brokers in accordance with any formula, nor do they effect securities transactions through brokers for selling shares of the Funds. However, as stated above, broker-dealers who execute brokerage transactions may effect purchase of shares of the Funds for their customers.

For the fiscal periods shown below, the Small Cap Growth Fund and the Mid Cap Growth Fund paid aggregate brokerage commissions in the amounts of:

Small Cap Growth Fund	Aggregate Brokerage Commissions
Fiscal Year Ended November 30, 2010(1)	$203,190
Fiscal Year Ended November 30, 2009	$83,214
Fiscal Year Ended November 30, 2008	$90,089
(1) The Small Cap Growth Fund’s increase in brokerage commission in 2010 was primarily due to the increase in portfolio turnover in 2010 over 2009 levels where portfolio turnover was much lower than historical levels.

Mid Cap Growth Fund	Aggregate Brokerage Commissions
Fiscal Year Ended November 30, 2010	$9,133
Fiscal Year Ended November 30, 2009	$11,106
Fiscal Year Ended November 30, 2008	$15,056

The following was paid to firms for research, statistical or other services provided to the Advisor from the amounts above:

Small Cap Growth Fund
Fiscal Year Ended November 30, 2010	$6,278
Fiscal Year Ended November 30, 2009	$4,569
Fiscal Year Ended November 30, 2008	$5,447

Mid Cap Growth Fund
Fiscal Year Ended November 30, 2010	$21.75
Fiscal Year Ended November 30, 2009	$503
Fiscal Year Ended November 30, 2008	$1,258

As of the close of the fiscal period ended November 30, 2010, the Small Cap Growth Fund owned securities of its regular broker-dealers as defined by Rule 10b-1 under the 1940 Act.  (Generally, a regular broker or dealer of an investment company is one of the ten brokers or dealers that received the greatest dollar amount of brokerage commissions from participating in portfolio transactions, engaged as principal in the largest dollar amount of portfolio transactions, or sold the largest dollar amount of portfolio securities during the Fund's most recent fiscal year).

Small Cap Growth Fund

Broker-dealer	Amount
Stifel Nicolaus	$673,790

CAPITAL STOCK

Shares issued by the Funds have no preemptive, conversion, or subscription rights.  Shares issued and sold by the Funds are deemed to be validly issued, fully paid and non-assessable by the Trust.  Shareholders have equal and exclusive rights as to dividends and distributions as declared by a Fund and to the net assets of the Fund upon liquidation or dissolution.  Each Fund, as a separate series of the Trust, votes separately on matters affecting only the Fund (e.g., approval of the Advisory Agreement); all series of the Trust vote as a single class on matters affecting all series jointly or the Trust as a whole (e.g., election or removal of Trustees).  Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in any election of Trustees can, if they so choose, elect all of the Trustees.  While the Trust is not required and does not intend to hold annual meetings of shareholders, such meetings may be called by the Board in its discretion, or upon demand by the holders of 10% or more of the outstanding shares of the Trust, for the purpose of electing or removing Trustees.

12B-1 DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

As noted in the Prospectus relating to Class A shares, the Funds have adopted a distribution and shareholder servicing plan for their Class A shares pursuant to Rule 12b-1 under the 1940 Act (the “12b-1 Plan”).  Under the 12b-1 Plan, each Fund pays a fee to the distributor for distribution services (the “Distribution Fee”) at an annual rate of 0.25% of the Fund’s Class A Shares’ average daily net asset value.  The 12b-1 Plan provides that the distributor may use all or any portion of such Distribution Fee to finance any activity that is principally intended to result in the sale of Fund shares, subject to the terms of the 12b-1 Plan, or to provide certain shareholder services.

The Distribution Fee is payable to the Distributor regardless of the distribution-related expenses actually incurred.  Because the Distribution Fee is not directly tied to expenses, the amount of distribution fees paid by Class A shares of a Fund during any year may be more or less than actual expenses incurred pursuant to the 12b-1 Plan.  For this reason, this type of distribution fee arrangement is characterized by the staff of the SEC as a “compensation” plan.

The distributor may use the Distribution Fee to pay for services covered by the 12b-1 Plan including, but not limited to, advertising, compensating underwriters, dealers and selling personnel engaged in the distribution of Fund shares, the printing and mailing of prospectuses, statements of additional information and reports, the printing and mailing of sales literature pertaining to the Funds, and obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Funds may, from time to time, deem advisable.

The 12b-1 Plan provides that it will continue from year to year upon approval by the majority vote of the Board, including a majority of the trustees who are not “interested persons” of the Funds, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operations of the 12b-1 Plan or in any agreement related to such plan (the “Qualified Trustees”), as required by the 1940 Act, currently cast in person at a meeting called for that purpose, provided that such trustees have made a determination that there is a reasonable likelihood that the 12b-1 Plan will benefit the Fund and its shareholders.  It is also required that the trustees who are not “interested persons” of the Funds, select and nominate all other trustees who are not “interested persons” of the Funds.  The 12b-1 Plan and any related agreements may not be amended to materially increase the amounts to be spent for distribution expenses without approval of shareholders holding a majority of the Fund shares outstanding.  All material amendments to the 12b-1 Plan or any related agreements must be approved by a vote of a majority of the Board and the Qualified Trustees, cast in person at a meeting called for the purpose of voting on any such amendment.

The 12b-1 Plan requires that the distributor provide to the Board, at least quarterly, a written report on the amounts and purpose of any payment made under the 12b-1 Plan.  The distributor is also required to furnish the Board with such other information as may reasonably be requested in order to enable the Board to make an informed determination of whether the 12b-1 Plan should be continued.

As noted above, the 12b-1 Plan provides for the ability to use Fund assets to pay financial intermediaries (including those that sponsor mutual fund supermarkets), plan administrators and other service providers to finance any activity that is principally intended to result in the sale of Fund shares (distribution services) and for the provision of personal services to shareholders.  The payments made by the Funds to financial intermediaries are based primarily on the dollar amount of assets invested in the Funds through the financial intermediaries.  These financial intermediaries may pay a portion of the payments that they receive from the Fund to their investment professionals.  Stephens Inc., an affiliate of the Advisor and a registered broker-dealer, is one such financial intermediary.  In addition to the ongoing asset-based fees paid to these financial intermediaries under the Funds’ 12b-1 Plan, the Funds may, from time to time, make payments under the 12b-1 Plan that help defray the expenses incurred by these intermediaries for conducting training and educational meetings about various aspects of the Funds for their employees.  In addition, the Funds may make payments under the 12b-1 Plan for exhibition space and otherwise help defray the expenses these financial intermediaries incur in hosting client seminars where the Funds are discussed.

In addition, the Funds may participate in various “fund supermarkets” in which a mutual fund supermarket sponsor (usually a broker-dealer) offers many mutual funds to the sponsor’s customers without charging the customers a sales charge.  In connection with its participation in such platforms, the distributor may use all or a portion of the Distribution Fee to pay one or more supermarket sponsors a negotiated fee for distributing the Funds’ shares.  In addition, in its discretion, the Advisor may pay additional fees to such intermediaries from its own assets.

The tables below show the amount of 12b-1 fees incurred and the allocation of such fees by Class A shares of the Small Cap Growth Fund and the Mid Cap Growth Fund for the fiscal year ended November 30, 2010.

Fund	12b-1 fees incurred
Small Cap Growth Fund
Class A shares	$87,036

Mid Cap Growth Fund
Class A shares	$29,002

Fund	Advertising and Marketing	Printing and Postage	Payment to Distributor	Payment to Dealers	Compensation to Sales Personnel	Other Expenses
Small Cap Growth Fund
Class A shares	$2,229	$2,460	$0	$82,347	$0	$0

Mid Cap Growth Fund
Class A shares	$2,059	$484	$0	$26,459	$0	$0

DETERMINATION OF SHARE PRICE

The NAV per share of a Fund is determined as of the close of regular trading on the New York Stock Exchange (the “NYSE”) (generally 4:00 p.m., Eastern time), each day the NYSE is open for trading.  The NYSE annually announces the days on which it will not be open for trading.  It is expected that the NYSE will not be open for trading on the following holidays:  New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Generally, the Funds’ investments are valued at market value or, in the absence of a market value, at fair value as determined in good faith by the Trust’s Valuation Committee pursuant to procedures approved by or under the direction of the Board.  Pursuant to those procedures, the Valuation Committee considers, among other things:  (1) the last sales price on the securities exchange, if any, on which a security is primarily traded; (2) the mean between the bid and asked prices; (3) price quotations from an approved pricing service, and (4) other factors as necessary to determine a fair value under certain circumstances.

Securities primarily traded in the NASDAQ Global Market® for which market quotations are readily available shall be valued using the NASDAQ® Official Closing Price (“NOCP”).  If the NOCP is not available, such securities shall be valued at the last sale price on the day of valuation, or if there has been no sale on such day, at the mean between the bid and asked prices.  OTC securities which are not traded in the NASDAQ Global Market® shall be valued at the most recent trade price.  Securities and assets for which market quotations are not readily available (including restricted securities which are subject to limitations as to their sale) are valued at fair value as determined in good faith under procedures approved by or under the direction of the Board.

Short-term debt obligations with remaining maturities in excess of 60 days are valued at current market prices, as discussed above.  In order to reflect their fair value, short-term securities with 60 days or less remaining to maturity are, unless conditions indicate otherwise, amortized to maturity based on their cost to a Fund if acquired within 60 days of maturity or, if already held by the Fund on the 60th day, based on the value determined on the 61st day.

The securities in the Funds’ portfolios, including ADRs, which are traded on securities exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any reported sales, at the mean between the last available bid and asked price.  Securities that are traded on more than one exchange are valued on the exchange on which the security is primarily traded.

Options on securities shall be valued at the mean between the most recent quoted bid and asked quotations.

All other assets of the Funds are valued in such manner as the Board in good faith deems appropriate to reflect their fair value.

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

The information provided below supplements the information contained in the Prospectuses regarding the purchase and redemption of the Funds’ shares.

How to Buy Shares.
In addition to purchasing shares directly from the Funds, you may purchase shares of the Funds from certain financial intermediaries and their agents that have made arrangements with the Funds and are authorized to buy and sell shares of the Funds (collectively, “Financial Intermediaries”).  Investors should contact their Financial Intermediary directly for appropriate instructions, as well as information pertaining to accounts and any service or transaction fees that may be charged by those agents.  If you transmit your order to these Financial Intermediaries before the close of regular trading (generally 4:00 p.m., Eastern time) on a day that the NYSE is open for business, your order will be priced at the Fund’s NAV plus any applicable sales charge, next computed after it is received by the Financial Intermediary. Investors should check with their Financial Intermediary to determine if it participates in these arrangements.

The public offering price of Fund shares is its NAV plus any applicable sales charges.  Shares are purchased at the public offering price next determined after the Transfer Agent receives your order in proper form as discussed in the Funds’ Prospectuses.  In order to receive that day’s public offering price, the Transfer Agent must receive your order in proper form before the close of regular trading on the NYSE, generally 4:00 p.m., Eastern time.

The Trust reserves the right in its sole discretion (1) to suspend the continued offering of a Fund’s shares, (2) to reject purchase orders in whole or in part when in the judgment of the Advisor or the Distributor such rejection is in the best interest of a Fund, and (3) to reduce or waive the minimum for initial and subsequent investments and redemption fees for certain fiduciary and retirement plan accounts, for employees of the Advisor or under circumstances where certain economies can be achieved in sales of a Fund’s shares.

In addition to cash purchases, a Fund’s shares may be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities.  Any securities used to buy Fund shares must be readily marketable, their acquisition consistent with the Fund’s objective and otherwise acceptable to the Advisor and the Board.

Automatic Investment Plan.
As discussed in the Prospectuses, the Funds provide an Automatic Investment Plan (“AIP”) for the convenience of investors who wish to purchase shares of a Fund on a regular basis.  All record keeping and custodial costs of the AIP are paid by the Funds.  The market value of a Fund’s shares is subject to fluctuation.  Prior to participating in the AIP, an investor should note that the AIP does not assure a profit nor does it protect against depreciation in declining markets.

How to Sell Shares and Delivery of Redemption Proceeds.
You can sell your Fund shares any day the NYSE is open for regular trading. Payments to shareholders for Fund shares redeemed directly from the Funds will be made as promptly as possible but no later than seven days after receipt by the Transfer Agent of the written request in proper form, with the appropriate documentation as stated in the Funds’ Prospectuses, except that the Funds may suspend the right of redemption or postpone the date of payment during any period when (a) trading on the NYSE is restricted as determined by the SEC or the NYSE is closed for other than weekends and holidays; (b) an emergency exists as determined by the SEC making disposal of portfolio securities or valuation of net assets of a Fund not reasonably practicable; or (c) for such other period as the SEC may permit for the protection of a Fund’s shareholders.  Under unusual circumstances, the Fund may suspend redemptions, or postpone payment for more than seven days, but only as authorized by SEC rules.

The value of shares on redemption or repurchase may be more or less than the investor’s cost, depending upon the market value of the Fund’s portfolio securities at the time of redemption or repurchase.

Telephone Redemptions.
As described in the Prospectuses, shareholders with telephone privileges established on their account may redeem Fund shares by telephone.  Upon receipt of any instructions or inquiries from any person claiming to be a shareholder, the Funds or their authorized agents may carry out the instructions and/or to respond to the inquiry consistent with the shareholder’s previously established account service options.  For joint accounts, instructions or inquiries from either party will be carried out without prior notice to the other account owners.  In acting upon telephone instructions, the Fund and its agents use procedures that are reasonably designed to ensure that such instructions are genuine.  These include recording all telephone calls, requiring pertinent information about the account and sending written confirmation of each transaction to the registered owner.

The Transfer Agent will employ these and other reasonable procedures to confirm that instructions communicated by telephone are genuine.  If it fails to employ reasonable procedures, the Funds and the Transfer Agent may be liable for any losses due to unauthorized or fraudulent instructions.  If these procedures are followed, however, that to the extent permitted by applicable law, neither the Funds nor their agents will be liable for any loss, liability, cost or expense arising out of any redemption request, including any fraudulent or unauthorized request.  For additional information, contact the Transfer Agent.

During periods of unusual market changes and shareholder activity, you may experience delays in contacting the Transfer Agent by telephone.  In this event, you may wish to submit a written redemption request, as described in the Prospectuses.  The Telephone Redemption Privilege may be modified or terminated without notice.

Redemptions In-Kind.
The Trust has filed an election under SEC Rule 18f-1 committing to pay in cash all redemptions by a shareholder of record up to amounts specified by the rule (in excess of the lesser of (i) $250,000 or (ii) 1% of a Fund’s assets).  The Funds have reserved the right to pay the redemption price of their shares, either totally or partially, by a distribution in kind of portfolio securities (instead of cash).  The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the shares being sold.  If a shareholder receives a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash and would bear any market risks associated with such securities until they are converted into cash.  A redemption in-kind is treated as a taxable transaction and a sale of the redeemed shares, generally resulting in capital gain or loss to you, subject to certain loss limitation rules.

The Funds do not intend to invest any significant percentage of its portfolio in illiquid securities, although a Fund, like virtually all mutual funds, may from time to time hold a small percentage of securities that are illiquid.  In the unlikely event a Fund were to elect to make an in-kind redemption, each Fund expects that it would follow the normal protocol of making such distribution by way of a pro rata distribution based on its entire portfolio. If a Fund held illiquid securities, such distribution may contain a pro rata portion of such illiquid securities or a Fund may determine, based on a materiality assessment, not to include illiquid securities in the in-kind redemption. The Funds do not anticipate that they would ever selectively distribute a greater than pro rata portion of any illiquid securities to satisfy a redemption request. If such securities are included in the distribution, shareholders may not be able to liquidate such securities and may be required to hold such securities indefinitely. Shareholders’ ability to liquidate such securities distributed in-kind may be restricted by resale limitations or substantial restrictions on transfer imposed by the issuers of the securities or by law.  Shareholders may only be able to liquidate such securities distributed in-kind at a substantial discount from their value, and there may be higher brokerage costs associated with any subsequent disposition of these securities by the recipient.

Finder’s Fees.
As discussed in the Prospectuses, the Advisor may pay a finder’s fee for investments made over $1 million in a Fund.

DISTRIBUTIONS AND TAX INFORMATION

Distributions.
Dividends from net investment income and distributions from net profits from the sale of securities are generally made at least annually, as described in the Prospectuses.  Also, the Funds typically distribute any undistributed net investment income on or about December 31 of each year.  Any net capital gains realized through the period ended November 30 of each year will also be distributed by December 31 of each year.

Each distribution by a Fund is accompanied by a brief explanation of the form and character of the distribution.  In January of each year each Fund will issue to each shareholder a statement of the federal income tax status of all distributions for the previous year.

A dividend or distribution paid shortly after a purchase of shares by a shareholder would represent, in substance, a partial return of capital (to the extent it is paid on the shares so purchased), even though it would be subject to income taxes.

Tax Information.
Each series of the Trust, including the Funds, is treated as a separate entity for federal income tax purposes.  The Funds have elected to qualify and intend to continue to qualify to be treated as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), provided they comply with all applicable requirements regarding the source of their income, diversification of their assets and timing and amount of distributions.  The Funds’ policy is to distribute to shareholders all of their investment company taxable income and any net realized long-term capital gains for each fiscal year in a manner that complies with the distribution requirements of the Code, so that the Funds will not be subject to any federal income or excise taxes. However, the Fund can give no assurances that its distributions will be sufficient to eliminate all taxes. To comply with the requirements, each Fund must also distribute (or be deemed to have distributed) by December 31 of each calendar year (1) at least 98% of ordinary income for such year, (2) at least 98.2% of the excess of realized capital gains over realized capital losses for the 12-month period ending on November 30 during such year and (3) any amounts from the prior calendar year that were not distributed and on which the Fund paid no federal income tax.  If, in any taxable year, a Fund fails to qualify as a regulated investment company under subchapter M of the Code, it will be taxed as a corporation.

The Funds’ ordinary income generally consists of interest and dividend income, less expenses.  Net realized capital gains for a fiscal period are computed by taking into account any capital loss carry-forward of the Funds.

Distributions of net investment income and net short-term capital gains are taxable to shareholders as ordinary income.  For individual shareholders, under current law, a portion of the distributions paid by the Funds may be qualified dividends eligible for taxation at long-term capital gain rates to the extent the Funds report the amount distributed as a qualifying dividend.  In the case of corporate shareholders, a portion of the distributions may qualify for the inter-corporate dividends-received deduction to the extent a Fund reports the amount distributed as a qualifying dividend.  The aggregate amount so reported to either individual or corporate shareholders cannot, however, exceed the aggregate amount of qualifying dividends received by the applicable Fund for their taxable year.  In view of the Funds’ investment policy, it is expected that dividends from domestic corporations will be part of the Funds’ gross income and that, accordingly, part of the distributions by the Funds may be eligible for the dividends-received deduction for corporate shareholders.  However, the portion of the Funds’ gross income attributable to qualifying dividends is largely dependent on the Funds’ investment activities for a particular year and therefore cannot be predicted with any certainty.  The deduction may be reduced or eliminated if the Fund shares held by an individual investor are held for less than 61 days, or Fund shares held by a corporate investor are treated as debt-financed or are held for less than 46 days.

The Funds may be subject to foreign withholding taxes on dividends and interest earned with respect to securities of foreign corporations.

Redemption of Fund shares may result in recognition of a taxable gain or loss.  Any loss realized upon redemption of shares within six months from the date of their purchase will be treated as a long term capital loss to the extent of any amounts treated as distributions of long term capital gains during such six month period.  Any loss realized upon a redemption may be disallowed under certain wash sale rules to the extent shares of a Fund are purchased (through reinvestment of distributions or otherwise) within 30 days before or after the redemption.

Under the Code, the Funds will be required to report to the Internal Revenue Service (“IRS”) all distributions of ordinary income and capital gains as well as gross proceeds from the redemption or exchange of Fund shares, except in the case of exempt shareholders, which includes most corporations.  Pursuant to the backup withholding provisions of the Code, distributions of any taxable income and capital gains and proceeds from the redemption of Fund shares may be subject to withholding of federal income tax currently at the rate of 28% in the case of non-exempt shareholders who fail to furnish the Funds with their taxpayer identification numbers and with required certifications regarding their correct status under the federal income tax law or if the IRS notifies the Funds that such backup withholding is required.  If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.  Corporate and other exempt shareholders should provide the Funds with their taxpayer identification numbers or certify their exempt status in order to avoid possible erroneous application of backup withholding.  Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s ultimate federal income tax liability if proper documentation is provided.  The Funds reserve the right to refuse to open an account for any person failing to provide a certified taxpayer identification number.

The Funds will not be subject to corporate income tax in the Commonwealth of Massachusetts as long as it qualifies as a regulated investment company for federal income tax purposes.  Distributions and the transactions referred to in the preceding paragraphs may be subject to state and local income taxes, and the tax treatment thereof may differ from the federal income tax treatment.

The foregoing discussion of U.S. federal income tax law relates solely to the application of that law to U.S. citizens or residents and U.S. domestic corporations, partnerships, trusts and estates.  Each shareholder who is not a U.S. person should consider the U.S. and foreign tax consequences of ownership of shares of a Fund, including the possibility that such a shareholder may be subject to a U.S. withholding tax at a rate of 30% (or at a lower rate under an applicable income tax treaty) on Fund distributions.

In addition, the foregoing discussion of tax law is based on existing provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change.  Any such changes could affect the validity of this discussion.  The discussion also represents only a general summary of tax law and practice currently applicable to the Funds and certain shareholders therein, and, as such, is subject to change.  In particular, the consequences of an investment in shares of the Funds under the laws of any state, local or foreign taxing jurisdictions are not discussed herein.  Each prospective investor should consult his or her own tax advisor to determine the application of the tax law and practice in his or her own particular circumstances.

THE FUNDS’ PRINCIPAL UNDERWRITER AND DISTRIBUTOR

Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 (“Quasar”), serves as the Funds’ principal underwriter in a continuous public offering of the Funds’ shares.  Pursuant to a distribution agreement between the Funds and Quasar (the “Distribution Agreement”), Quasar acts as the Funds’ principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Funds’ shares.  Quasar is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of FINRA.

The Distribution Agreement between the Funds and Quasar will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of a majority of the Funds’ outstanding voting securities and, in either case, by a majority of the Independent Trustees.  The Distribution Agreement is terminable without penalty by the Trust on behalf of the Funds on a 60-day written notice when authorized either by a majority vote of the Funds’ shareholders or by vote of a majority of the Board, including a majority of the Independent Trustees, or by the Quasar on a 60-day written notice, and will automatically terminate in the event of its “assignment” (as defined in the 1940 Act).

MARKETING AND SUPPORT PAYMENTS

The Advisor, out of its own resources and without additional cost to the Funds or their shareholders, may provide additional cash payments or other compensation to certain Financial Intermediaries who sell shares of the Funds.  These payments may be divided into categories as follows:

Support Payments
Payments may be made by the Advisor to certain Financial Intermediaries in connection with the eligibility of the Funds to be offered in certain programs and/or in connection with meetings between the Funds’ representatives and Financial Intermediaries and their sales representatives.  Such meetings may be held for various purposes, including providing education and training about the Funds and other general financial topics to assist Financial Intermediaries’ sales representatives in making informed recommendations to, and decisions on behalf of, their clients.

As of December 31, 2010 the Advisor has agreements with 9 firms to pay such Support Payments, which are structured in three ways:  (1) as a percentage of net sales; (2) as a percentage of net assets; and/or (3) a flat fee.

Support Payments to these dealers were as follows:

Firm	Dollar Amount
Charles Schwab Corp	$73,686
National Financial Services Corp.	$38,378
Diversified Investments	$31,348
Pershing LLC	$5,768
Merrill Lynch	$3,239
Fidelity	$2,202
MSCS Financial Services	$403
Prudential Investments	$162
Linsco	$16

Entertainment, Conferences and Events
The Advisor also may pay cash or non-cash compensation to sales representatives of financial intermediaries in the form of (1) occasional gifts; (2) occasional meals, tickets or other entertainments; and/or (3) sponsorship support for the financial intermediary’s client seminars and cooperative advertising.  In addition, the Advisor pays for exhibit space or sponsorships at regional or national events of financial intermediaries.

The prospect of receiving, or the receipt of additional payments or other compensation as described above by financial intermediaries may provide such intermediaries and/or their salespersons with an incentive to favor sales of shares of the Funds, and other mutual funds whose affiliates make similar compensation available, over sale of shares of mutual funds (or non-mutual fund investments) not making such payments. You may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to the Funds shares.

FINANCIAL STATEMENTS

The Funds’ Annual Report to shareholders for the fiscal year ended November 30, 2010 is a separate document and the financial statements, accompanying notes and report of the independent registered public accounting firm appearing therein are incorporated by reference into this SAI.

APPENDIX A
CORPORATE BOND RATINGS*

Moody’s Investors Service, Inc.

Aaa: Bonds which are rated Aaa are judged to be of the best quality.  They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards.  Together with the Aaa group they comprise what are generally known as high grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations or protective elements may be of greater amplitude or there may be other elements present which make long-term risks appear somewhat larger than in Aaa securities.

A:  Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.  Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Standard & Poor’s Ratings Group

AAA: Bonds rated AAA are highest grade debt obligations.  This rating indicates an extremely strong capacity to pay principal and interest.

AA: Bonds rated AA also qualify as high-quality debt obligations.  Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A:  Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB: Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest.  Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

*   Ratings are generally given to securities at the time of issuance.  While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so.

APPENDIX B
ADVISOR PROXY VOTING POLICY

STEPHENS INVESTMENT MANAGEMENT GROUP, LLC
PROXY VOTING POLICIES AND PROCEDURES

Stephens Investment Management Group, LLC (“SIMG”) has adopted the policies and procedures set out below regarding the voting of proxies on securities held in investment advisory client accounts (the “Policy”).  This Policy is designed by SIMG to comply with its legal, fiduciary and contractual obligations where SIMG has the authority to vote such proxies.  It is the policy of SIMG to vote all proxies on securities held in investment advisory client accounts over which SIMG has voting authority (the “Proxies”) in the best economic interest of its clients.

RESPONSIBILITY

SIMG’s Board of Managers has responsibility for determining SIMG’s Proxy Voting Policies and Procedures, exceptions to the procedures and the framework for how SIMG will vote Proxies in accordance with these procedures.  SIMG’s Proxy Committee consists of the Chief Investment Officer, the Chief Compliance Officer, the Portfolio Manager and the Financial Analyst who collectively have a broad and diverse range of experience in the financial services industry.

The responsibility for monitoring the Policy and the practices, disclosures and recordkeeping relating to SIMG’s Proxy voting will be coordinated through SIMG’s compliance department.  Regular reports of proxy votes will be communicated to SIMG’s Board of Managers.

PROCEDURES

SIMG has established various procedures related to Proxy voting to implement the Policy set forth herein.  The Policy and procedures may be amended or updated from time to time as appropriate.

Determining Proxy Responsibility.  At the opening of each investment advisory client relationship, proxy voting responsibility, including any applicable regulatory requirements, will be determined, and any client proxy policies and/or guidelines regarding proxy voting will be ascertained.  SIMG’s investment management agreements typically specify that SIMG will assume proxy voting authority, unless a client retains such authority.

Voting and Voting Guidelines.  SIMG has retained the services of RiskMetrics Group Inc.’s ISS Governance Services (“ISS”), (formerly known as Institutional Shareholder Services), an independent proxy-voting service provider, to provide research, recommendations and other proxy voting services for client Proxies.  Absent a determination by SIMG’s Proxy Committee to override ISS’s guidelines and/or recommendations, SIMG will vote all client Proxies in accordance with ISS guidelines and recommendations.  SIMG has also retained ISS for its turn-key voting agent service to administer its Proxy voting operation.  As such, ISS is responsible for submitting all Proxies in a timely manner and for maintaining appropriate records of Proxy votes.  SIMG may hire other service providers or replace or supplement ISS with respect to any of the services SIMG currently receives from ISS.

ISS maintains Proxy Voting Guidelines and Policies (the “Guidelines”) that address a wide variety of individual topics, including, among others, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive compensation, reorganizations, mergers and various shareholder proposals.  These Guidelines may be amended by ISS from time to time.

Overrides.  While it is generally SIMG’s policy to follow the most current version of the Guidelines and recommendations from ISS, SIMG retains the authority to adopt guidelines from time to time that differ from the Guidelines.  In addition, SIMG retains the authority on any particular Proxy vote to vote differently from the Guidelines or a related ISS recommendation.  Such authority may be exercised only by the Proxy Committee.  With respect to changing any voting guidelines from the ISS Guidelines, the Proxy Committee will consider the reasons for changing the guidelines and will create and maintain a written record reflecting its reasons for adopting the changed guidelines.

Copies of upcoming proxy votes will be circulated to the Proxy Committee along with ISS’s recommendation for each proxy vote.  If any member of the Proxy Committee wishes to override ISS’s voting recommendation, a meeting of the Proxy Committee shall be convened to discuss whether to override ISS’s recommendation.  The Proxy Committee shall:
(i)	consider the reasons for voting in a manner different from the ISS recommendation;
(ii)
consider whether there is a material conflict of interest between SIMG and its advisory clients that would make it inappropriate for the Proxy Committee to vote in a manner different from the ISS recommendations;

(iii)	exercise its judgment to vote the Proxy in the best economic interests of SIMG’s investment advisory clients; and
(iv)	create and maintain a written record reflecting the basis for its judgment as to such Proxy vote.
In the event that any member of the Proxy Committee has any material pecuniary interest (direct or indirect) in a Proxy matter that is separate and distinct from that of a shareholder of the Proxy issuer, then the member shall recuse himself from the Proxy Committee’s deliberations regarding that matter.

Input from Others.  The Proxy Committee may, with respect to any particular proxy matter under consideration, solicit and/or receive input from any employee of SIMG or its affiliates (e.g., an employee with the Stephens Inc. Research Department), so long as neither the individual nor his department have a material interest in the outcome of the proxy matter under consideration that would potentially conflict with the economic interests of SIMG’s advisory clients.  For example, the Proxy Committee should not solicit input from a Stephens Inc. investment banker with respect to a proxy matter if Stephens Inc. investment bankers are advising the issuer on the transaction underlying the proxy.

Conflicts of Interest.  SIMG is part of a large financial services organization that has investment banking and other business relationships with, and/or ownership interests in, many issuers of securities.  Such relationships may, from time to time, create or give rise to the appearance of a conflict of interest between SIMG (or its affiliates) and its clients.  For example, an affiliate of SIMG may have an investment banking relationship with an issuer of voting securities that could create the potential for a conflict with SIMG’s duty, in the Proxy voting process, to act in the best economic interest of its investment advisory clients.  SIMG has implemented procedures designed to prevent conflicts of interest from influencing its Proxy voting decisions.  These procedures include information barriers and, most significantly, the use of an independent third party (currently ISS) to assist in the Proxy voting process.

Recordkeeping.  SIMG shall maintain relevant records, in paper or electronic format, through EDGAR or ISS, including Proxy statements, related research materials, Proxy ballots and votes, on an issue and client basis.  SIMG shall also maintain a copy of any written client request for Proxy voting information regarding investment advisory client securities and any written responses thereto.

Periodic Review.  The Proxy Committee shall periodically review the Proxy voting services provided by any third party for purposes of evaluating the effectiveness and overall quality of the Policy and the Proxy services. SIMG’s Board of Managers shall regularly review proxy votes and periodically review the Policy.